                                                                     Exhibit 4.4


                  ---------------------------------------------


                                  ANACOMP, INC.


              10 7/8% Senior Subordinated Notes due 2004, Series A 10 7/8% Senior Subordinated Notes due 2004, Series B



                       ----------------------------------


                                    INDENTURE



                           Dated as of March 24, 1997



                       ----------------------------------


                       IBJ SCHRODER BANK & TRUST COMPANY,
                                     Trustee


                  ---------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1  Definitions and Incorporation by Reference........................  1
        SECTION 1.1.  Definitions............................................  1
        SECTION 1.2.  Other Definitions...................................... 21
        SECTION 1.3.  Incorporation by Reference of Trust
                        Indenture Act........................................ 22
        SECTION 1.4.  Rules of Construction.................................. 23

ARTICLE 2  The Securities.................................................... 23
        SECTION 2.1.  Form and Dating........................................ 23
        SECTION 2.2.  Execution and Authentication........................... 24
        SECTION 2.3.  Registrar and Paying Agent............................. 24
        SECTION 2.4.  Deposit of Moneys; Paying Agent To Hold Money
                        in Trust............................................. 25
        SECTION 2.5.  Securityholder Lists................................... 25
        SECTION 2.6.  Transfer and Exchange.................................. 25
        SECTION 2.7.  Book-Entry Provisions for Global Securities............ 26
        SECTION 2.8.  Certificated Securities................................ 27
        SECTION 2.9.  Replacement Securities................................. 27
        SECTION 2.10. Outstanding Securities................................. 28
        SECTION 2.11. Temporary Securities................................... 28
        SECTION 2.12. Cancellation........................................... 29
        SECTION 2.13. Defaulted Interest..................................... 29
        SECTION 2.14. Restrictive Legends.................................... 30
        SECTION 2.15. Special Transfer Provisions............................ 32
        SECTION 2.16. Record Date............................................ 34
        SECTION 2.17. CUSIP Numbers.......................................... 34

ARTICLE 3  Redemption........................................................ 34
        SECTION 3.1.  Notices to Trustee..................................... 34
        SECTION 3.2.  Selection of Securities To Be Redeemed................. 35
        SECTION 3.3.  Notice of Redemption................................... 35
        SECTION 3.4.  Effect of Notice of Redemption......................... 36
        SECTION 3.5.  Deposit of Redemption Price............................ 36
        SECTION 3.6.  Securities Redeemed in Part............................ 36

ARTICLE 4  Covenants......................................................... 36


                                       (i)

                                                                            Page
                                                                            ----

        SECTION 4.1.  Payment of Securities.................................. 36
        SECTION 4.2.  SEC Reports............................................ 37
        SECTION 4.3.  Limitation on Indebtedness............................. 37
        SECTION 4.4.  Limitation on Restricted Subsidiary Indebtedness
                        and Preferred Stock.................................. 40
        SECTION 4.5.  Limitation on Restricted Payments...................... 42
        SECTION 4.6.  Limitation on Restrictions on Distributions from
                        Restricted Subsidiaries.............................. 45
        SECTION 4.7.  Limitation on Sales of Assets and Restricted
                        Subsidiary Stock..................................... 46
        SECTION 4.8.  Limitation on Transactions with Affiliates............. 51
        SECTION 4.9.  Change of Control...................................... 52
        SECTION 4.10. Compliance Certificate................................. 55
        SECTION 4.11. Further Instruments and Acts........................... 55
        SECTION 4.12. Limitation on Liens.................................... 56
        SECTION 4.13. Limitation on Sale/Leaseback Transactions.............. 56
        SECTION 4.14. Limitation on Issuance and Sale of Capital
                        Stock of Restricted Subsidiaries..................... 56
        SECTION 4.15. Restricted and Unrestricted Subsidiaries............... 56
        SECTION 4.16. Revisions to Schedules................................. 57
        SECTION 4.17. Maintenance of Properties; Insurance................... 57
        SECTION 4.18. Corporate Existence.................................... 58
        SECTION 4.19. Taxes.................................................. 58
        SECTION 4.20. Conflicting Agreements................................. 58
        SECTION 4.21  Limitation on Layering................................. 58

ARTICLE 5  Merger, Consolidation or Sale of Assets........................... 60

ARTICLE 6  Defaults and Remedies............................................. 62
        SECTION 6.1.  Events of Default...................................... 62
        SECTION 6.2.  Acceleration........................................... 64
        SECTION 6.3.  Other Remedies......................................... 64
        SECTION 6.4.  Waiver of Past Defaults................................ 65
        SECTION 6.5.  Control by Majority.................................... 65
        SECTION 6.6.  Limitation on Suits.................................... 65
        SECTION 6.7.  Rights of Holders To Receive Payment................... 66
        SECTION 6.8.  Collection Suit by Trustee............................. 66
        SECTION 6.9.  Trustee May File Proofs of Claim....................... 66
        SECTION 6.10. Priorities............................................. 66
        SECTION 6.11. Undertaking for Costs.................................. 67


                                      (ii)

                                                                            Page
                                                                            ----

        SECTION 6.12. Waiver of Stay or Extension Laws....................... 67

ARTICLE 7  Trustee........................................................... 67
        SECTION 7.1.  Duties of Trustee...................................... 67
        SECTION 7.2.  Rights of Trustee...................................... 68
        SECTION 7.3.  Individual Rights of Trustee........................... 69
        SECTION 7.4.  Trustee's Disclaimer................................... 69
        SECTION 7.5.  Notice of Defaults..................................... 70
        SECTION 7.6.  Reports by Trustee to Holders.......................... 70
        SECTION 7.7.  Compensation and Indemnity............................. 70
        SECTION 7.8.  Replacement of Trustee................................. 71
        SECTION 7.9.  Successor Trustee by Merger............................ 72
        SECTION 7.10  Eligibility; Disqualification.......................... 72
        SECTION 7.11. Preferential Collection of Claims
                        Against Company...................................... 72

ARTICLE 8  Discharge of Indenture; Defeasance................................ 73
        SECTION 8.1.  Discharge of Liability on Securities;
                        Defeasance........................................... 73
        SECTION 8.2.  Conditions to Defeasance............................... 74
        SECTION 8.3.  Application of Trust Money............................. 75
        SECTION 8.4.  Repayment to Company................................... 75
        SECTION 8.5.  Indemnity for Government Obligations................... 75
        SECTION 8.6.  Reinstatement.......................................... 76

ARTICLE 9  Subordination..................................................... 76
        SECTION 9.1.  Securities Subordinated to Senior
                        Indebtedness......................................... 76
        SECTION 9.2.  No Payment on Securities in Certain
                        Circumstances........................................ 76
        SECTION 9.3.  Securities Subordinated to Prior Payment
                        of All Senior Indebtedness on Dissolution,
                        Liquidation or Reorganization of Company............. 78
        SECTION 9.4.  Securityholders To Be Subrogated to Rights
                        of Holders of Senior Indebtedness.................... 79
        SECTION 9.5.  Obligations of the Company Unconditional............... 79
        SECTION 9.6.  Trustee and Paying Agent Entitled To Assume
                        Payments Not Prohibited in Absence of Notice......... 80
        SECTION 9.7.  Application by Trustee of Monies
                        Deposited With It.................................... 80


                                      (iii)

                                                                            Page
                                                                            ----

        SECTION 9.8.   Subordination Rights Not Impaired
                         by Acts or Omissions of Company or Holders
                         of Senior Indebtedness.............................. 81
        SECTION 9.9.   Securityholders Authorize Trustee
                         To Effectuate Subordination of Securities........... 81
        SECTION 9.10.  Right of Trustee and Paying Agent To Hold
                         Senior Indebtedness................................. 82
        SECTION 9.11.  Article 9 Not To Prevent Events of Default............ 82
        SECTION 9.12.  No Fiduciary Duty Created to Holders of Senior
                         Indebtedness........................................ 82

ARTICLE 10  Amendments and Waivers........................................... 82
        SECTION 10.1.  Without Consent of Holders............................ 82
        SECTION 10.2.  With Consent of Holders............................... 83
        SECTION 10.3.  Compliance with Trust Indenture Act................... 84
        SECTION 10.4.  Revocation and Effect of Consents
                         and Waivers......................................... 84
        SECTION 10.5.  Notation on or Exchange of Securities................. 85
        SECTION 10.6.  Trustee To Sign Amendments............................ 85
        SECTION 10.7.  Payment for Consent................................... 85

ARTICLE 11  Miscellaneous.................................................... 85
        SECTION 11.1.  Trust Indenture Act Controls.......................... 85
        SECTION 11.2.  Notices............................................... 86
        SECTION 11.3.  Communication by Holders with Other Holders........... 86
        SECTION 11.4.  Certificate and Opinion as to
                         Conditions Precedent................................ 87
        SECTION 11.5.  Statements Required in Certificate or Opinion......... 87
        SECTION 11.6.  Rules by Trustee, Paying Agent and Registrar.......... 87
        SECTION 11.7.  Legal Holidays........................................ 87
        SECTION 11.8.  Governing Law......................................... 88
        SECTION 11.9.  No Recourse Against Others............................ 88
        SECTION 11.10. Successors............................................ 88
        SECTION 11.11. Multiple Originals.................................... 88
        SECTION 11.12. Qualification of Indenture............................ 88
        SECTION 11.13. Table of Contents; Headings........................... 88
        SECTION 11.14. Severability.......................................... 88

Exhibit A - Form of Security


                                      (iv)

                                                                            Page
                                                                            ----

Schedule I     -  Indebtedness To Be Outstanding Immediately
                      After the Issue Date
Schedule II    -  Liens To Be Outstanding Immediately After the Issue Date
Schedule III   -  U.S. Restricted Subsidiaries


                                      (v)

                                  ANACOMP, INC.

Reconciliation and tie between Trust Indenture Act of 1939 ("TIA") and Indenture dated as of June 4, 1996.*

TIA                                                                 Indenture
Section                                                              Section
-------                                                              -------

310(a)(1)      .................................................     7.10
   (a)(2)     ..................................................     7.10
   (a)(3)     ..................................................     N.A.
   (a)(4)     ..................................................     N.A.
   (a)(5)     ..................................................     7.10
   (b)        ..................................................     7.8, 7.10
   (c)        ..................................................     N.A.
311(a)         .................................................     7.11
   (b)        ..................................................     7.11
   (c)        ..................................................     N.A.
312(a)         .................................................     2.5
   (b)        ..................................................     11.3
   (c)        ..................................................     11.3
313(a)         .................................................     7.6
   (b)(1)     ..................................................     N.A.
   (b)(2)     ..................................................     7.6
   (c)        ..................................................     11.2
   (d)        ..................................................     7.6
314(a)         .................................................     4.2, 4.10
                                                                     11.2
   (b)        ..................................................     4.21
   (c)(1)     ..................................................     11.4
   (c)(2)     ..................................................     11.4
   (c)(3)     ..................................................     N.A.
   (d)        ..................................................     N.A.
   (e)        ..................................................     11.5
   (f)        ..................................................     4.10
315(a)         .................................................     7.1
   (b)        ..................................................     7.5; 11.2
   (c)        ..................................................     7.1
   (d)        ..................................................     7.1
   (e)        ..................................................     6.11
316(a)(last sentence)...........................................     2.8
   (a)(1)(A)  ..................................................     6.5

TIA                                                               Indenture
Section                                                            Section
-------                                                            -------

   (a)(1)(B)  ..................................................     6.4
   (a)(2)     ..................................................     N.A.
   (b)        ..................................................     6.7
   (c)        ..................................................     6.7
317(a)(1)      .................................................     6.8
   (a)(2)     ..................................................     6.9
   (b)        ..................................................     2.4
318(a)         .................................................     11.1


                            N.A. means Not Applicable

----------
* This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture. This reconciliation and tie shall only apply subsequent to qualification of this Indenture under the TIA.

            INDENTURE dated as of March 24, 1997, between ANACOMP, INC., an Indiana corporation (the "Company"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation (the "Trustee").

            The Company has duly authorized the creation and issuance of up to $200,000,000 aggregate principal amount of 10 7/8% Senior Subordinated Notes due 2004, Series A (the "Initial Securities") and $200,000,000 aggregate principal amount of 10 7/8% Senior Subordinated Notes due 2004, Series B (the "Exchange Securities") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities (as defined herein), when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company have been done.

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

            SECTION 1.1. Definitions.

            "13% Notes" means the 13% Senior Subordinated Notes due 2002 of the Company.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, each Unrestricted Subsidiary shall be deemed an Affiliate of the Company and of each other Subsidiary of the Company.

            "Asset Disposition" means any direct or indirect sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers, conveyances or dispositions) of shares of Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any Restricted Subsidiary (including any disposi-tion by means of a merger, consolidation or similar transaction), other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of the Company's or any Restricted Subsidiary's accounts receivable, lease receivables or inventory (other than the disposition of inventory pursuant to a Sale/Leaseback Transaction) at Fair Market Value in the Ordinary Course of Business, (iii) a disposition of property or assets, whether in a single transaction or a series of related transactions which constitute a single plan of disposition, that have an aggregate Fair Market Value not in excess of $250,000, (iv) an operating lease entered into in the ordinary course of business with respect to property, plant or equipment that in the judgment of the Board of Directors constitutes excess capacity or (v) a "like-kind exchange" of an asset in exchange for an asset of a third party, so long as, in the judgment of the Company's Board of Directors, the asset received by the Company or such Restricted Subsidiary in such exchange (x) has a Fair Market Value at least equal to the fair market value of the asset transferred by the Company or such Restricted Subsidiary and (y) is usable in a Permitted Line of Business to at least the same extent as the asset transferred by the Company or such Restricted Subsidiary. An Asset Disposition shall include the requisition of title to, seizure of or forfeiture of any property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any property or assets. The term "Asset Disposition" when used with respect to the Company shall not include any disposition pursuant to Article 5 which constitutes a disposition of all or substantially all the assets of the Company.

            "Attributable Indebtedness," in respect of a Sale/Leaseback Transaction, means, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such Sale/Leaseback Transaction (as determined in good faith by the Board of Directors) or (ii) the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Authorized Denominations" shall mean denominations of $1,000, or integral multiples thereof, except in the case of Accrued Interest Securities, in which case Authorized Denominations shall mean any denomination.

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock and (b) the amount of such payment by (ii) the sum of all such payments.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Change of Control" means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company or a Restricted Subsidiary, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board then in office; or (iii) the Company, either individually or in conjunction with one or more of its Subsidiaries, sells, conveys, leases or otherwise transfers, or one or more of such Subsidiaries sell, convey, lease or otherwise transfer, all or substantially all the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any Person (other than a Restricted Subsidiary).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Coverage Ratio" means, as of any date of determination, the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, or both, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the property or assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and as further contemplated by the definition of pro forma. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

            "Consolidated Interest Expense" means, for any period, the sum of
(i) the total cash and noncash interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such interest expense, (A) interest expense attributable to Capital Lease Obligations, (B) amortization of debt discount and debt issuance cost, (C) capitalized interest,
(D) accrued interest, (E) commissions, discounts and other fees and charges paid or owed with respect to letters of credit and bankers' acceptance financing, (F) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (G) net costs associated with Hedging Obligations (including amortization of discounts and fees), (H) the interest portion of any deferred obligation, (I) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Redeemable Stock of the Company held by Persons other than the Company or a Wholly owned Subsidiary and (J) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust (provided, however, that there shall be excluded from this clause (i), (x) any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary and (y) any such interest expense attributable to original issue discount as a result of Fresh Start Accounting adjustments), less (ii) to the extent included in clause (i), amortization or write-off of deferred financing costs of the Company and its consolidated Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of the Company and its consolidated Subsidiaries prior to its Stated Maturity.

            "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its consolidated Subsidiaries for such period determined in accordance with GAAP but excluding for such purpose the impact of any Fresh Start Accounting adjustment; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and
(B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, (v) any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, (vi) any extraordinary gain or loss, (vii) the cumulative effect of a change in accounting principles and (viii) any non-recurring restructuring charges for any fiscal quarter in the fiscal year of the Company commencing October 1, 1995.

            "Consolidated Tangible Net Worth" means the amount by which (i) the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (x) the par or stated value of all outstanding Capital Stock of the Company plus (y) paid-in capital or capital surplus relating to such Capital Stock plus (z) any retained earnings or earned surplus exceeds (ii) the sum of (A) any accumulated deficit, (B) any amounts attributable to Disqualified Stock, (C) the amounts appearing on the assets side of such balance sheet for all contracts, patents, trademarks, copyrights and other intellectual property rights, franchises, licenses, goodwill, treasury stock, unamortized debt discount and expense and similar intangibles, (D) any increase in the amount of capitalized research and development and capitalized interest subsequent to the Issue Date, and (E) the amount of any write-up subsequent to the Issue Date in the book value of any asset owned on the Issue Date resulting from the revaluation thereof subsequent to such date, or any write-up in excess of the cost of any asset acquired subsequent to that date.

            "Credit Agreement" means the Credit and Guarantee Agreement dated as of February 28, 1997 among the Company, the foreign subsidiary borrowers, the First National Bank of Chicago, as administrative agent, Lehman Commercial Paper, Inc., as arranger and syndication agent and the lenders thereunder.

            "Currency Exchange Protection Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency exchange rates.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Depositary" shall mean The Depository Trust Company, its nominees, and their respective successors.

            "Disqualified Stock" of a Person means Redeemable Stock of such Person as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the Holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Securities.

            "Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Citibank, N.A. in New York City at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination.

            "EBITDA" for any period means the Consolidated Net income for such period, plus, to the extent deducted in calculating such Consolidated Net Income, (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity, in each case for such period.

            "Exchange Act" means the Securities Exchange Act of 1934.

            "Exchange Securities" has the meaning set forth in the preamble to this Indenture.

            "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction; provided, that the foregoing shall not prohibit sales of inventory at a discount or on terms which are typical in the industry to which such inventory relates. Fair Market Value shall be determined, except as otherwise provided herein, (i) if such property or asset has a Fair Market Value less than $5,000,000, by two officers of the Company in an Officers' Certificate delivered to the Trustee or (ii) if such property or asset has a Fair Market Value in excess of $5,000,000, by the Board of Directors as a whole and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, of the Board of Directors delivered to the Trustee.

            "Foreign Asset Disposition" means an Asset Disposition in respect of Capital Stock or assets of a Restricted Subsidiary of the type described in
Section 936 of the Code to the extent that the proceeds of such Asset Disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

            "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is incorporated in a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

            "Fresh Start Accounting" means Fresh Start Accounting as described in Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (Am. Inst. of Certified Public Accountants 1990), as then in effect, or any comparable statement then in effect.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on

GAAP contained in this Indenture shall be computed in conformity with GAAP consistently applied, except as otherwise expressly provided in this Indenture.

            "Guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Commodity Price Protection Agreement or Currency Exchange Protection Agreement or other similar agreement or arrangement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means to, directly or indirectly, create, issue, assume, Guarantee, incur (by conversion, exchange or otherwise) extend, assume, or otherwise become liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms "Incurrence," "Incurred" and "Incurring" shall each have a correlative meaning.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication): (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all Capital Lease Obligations and all Attributable Indebtedness of such Person; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except (A) Trade Payables and (B) any obligation to pay any portion of such purchase price that becomes due only if the earnings attributable to such property or services satisfy predetermined minimum amounts subsequent to the purchase of such property or services and the amount of such obligation cannot be determined on the date of such purchase); (v) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iv) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on any such letter of credit; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the Fair Market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons; (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, obligations of such Person in respect of Hedging Obligations.

For purposes of this definition, the maximum fixed redemption, repayment or repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Stock as if such Stock were redeemed, repaid or repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Stock as reflected in the most recent financial statements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability. upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

            "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

            "Indenture Obligations" means the obligations of the Company (and any other obligor hereunder or under the Securities) to pay principal of, and premium, if any, and interest (including, without limitation, any default interest) on, the Securities when due and payable, whether at maturity, by acceleration, call for redemption or repurchase, in each case as required hereunder, and all other amounts due or to become due under or in connection with this Indenture and the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the terms hereof and thereof.

            "Initial Securities" has the meaning set forth in the preamble to the Indenture.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Interest Rate Protection Agreement" means, in respect of any Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) such Person, or any purchase or acquisition of all or substantially all the business or assets of, Capital Stock, Indebtedness, any other evidence of beneficial ownership or other similar instruments issued by, such Person. For purposes of Sections 4.5 and 4.15, (i) the term "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated as a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. In determining the amount of any Investment in respect of any property or asset other than cash, such property or asset shall be valued at its Fair Market Value at the time of such Investment (unless otherwise specified in this definition).

            "Issue Date" means the first date on which the Initial Securities are issued pursuant to this Indenture.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, preference, priority, security interest, encumbrance, easement, restriction, covenant, right-of-way, servitude, lien (statutory or otherwise), charge, other security or similar agreement or preferential arrangement of any kind or nature whatsoever or other adverse claim of any kind or nature (including, without limitation, any conditional sale or other title retention agreement or lease having substantially the same economic effect of any of the foregoing).

            "Magnetics Division" means the property and assets of the Company or any Restricted Subsidiary used in connection with the manufacture, marketing and sale of magnetic tape, computer tape or other magnetic products.

            "Net Cash Proceeds" from an Asset Disposition means the sum of (i) cash payments and Temporary Cash Investments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom and (ii) the Fair Market Value of all securities issued to the Company or a Subsidiary of the Company in connection therewith, in each case net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Disposition,
(B) all payments made on any Indebtedness which is secured by any property or assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such property or assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (C) all distributions and other payments required to be made to minority interest Holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (D) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; provided, that, in the event that any consideration for such Asset Disposition (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment shall be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to the Company or any Restricted Subsidiary from escrow; provided, further, that any non-cash consideration received in connection with such Asset Disposition, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time and shall thereafter be applied in accordance with Section 4.7. The term "Net Cash Proceeds" from an issuance or sale of Capital Stock means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S of the Securities Act.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Administrative Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion, in form acceptable to the Trustee, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Ordinary Course of Business" means sales or assignments of inventory or accounts receivable or the performance of services at Fair Market Value or the collection of accounts receivable in the ordinary course of business and does not include any sale, assignment or collection after the voluntary or involuntary bankruptcy of the Company, including, without limitation, those events of the type described in Section 6.1(8) and (9). The ordinary course of business shall include (i) sales of inventory to customers,
(ii) returns of merchandise to manufacturers or distributors for refunds or credit and (iii) exchanges of inventory with manufacturers or distributors for other inventory.

            "pari passu," as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other; and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Wholly Owned Subsidiary (including any Person which will become a Wholly Owned Subsidiary as a result of such Investment) or any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its business or assets to, the Company or any Wholly Owned Subsidiary at the time such Investment is made; (ii) Temporary Cash Investments; (iii) receivables owing to the Company or such Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that nothing in this paragraph shall limit in any way the ability of the Company or such Restricted Subsidiary to settle, compromise or otherwise deal with such receivables in the ordinary course of business; (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (v) loans or advances, in the aggregate principal amount of $6,000,000 outstanding from time to time, to employees of the Company or such Restricted Subsidiary made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or such Restricted Subsidiary or in satisfaction of judgments; (vii) joint ventures, whether in the form of cash or through a contribution of assets (the nature of which, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution delivered to the Trustee) in an amount not to exceed $10,000,000 at any one time; (viii) any other property, asset or Person if made pursuant to any written agreement of the Company or such Restricted Subsidiary in effect on the Issue Date; and (ix) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the provisions of Section 4.7 or a disposition of assets pursuant to and in compliance with the provisions of Article 5 hereof.

            "Permitted Liens" means (i) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws, other types of social security benefits or similar legislation, or good faith deposits in connection with bids, tenders or contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations or deposits of cash or United States government bonds to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred by the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practice;
(ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due from the Company or any Restricted Subsidiary or being contested in good faith by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or other Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary, as the case may be, shall then be prosecuting an appeal or other proceedings for review; (iii) Liens for property taxes or other taxes, assessments or governmental charges of the Company or any Restricted Subsidiary not yet due or payable or subject to penalties for nonpayment or which are being contested by the Company or such Restricted Subsidiary, as the case may be, in good faith by appropriate proceedings; (iv) Liens in favor of issuers of standby letters of credit, performance bonds and surety bonds issued pursuant to Section 4.3(b)(vii)(B) or
Section 4.4(b)(iii)(B); (v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property of the Company or any Restricted Subsidiary incidental to the ordinary course of conduct of the business of the Company or such Restricted Subsidiary or as to the ownership of properties of the Company or any Restricted Subsidiary, which, in either case, were not incurred in connection with indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary; (vi) Liens to secure Indebtedness permitted under Section 4.3(a)(ii), Section 4.3(b)(i), Section 4.4(b)(vi) and Section 4.4(b)(vii); (vii) Liens outstanding immediately after the Issue Date as set forth on Schedule II hereto (and not otherwise permitted by clause (vi)); (viii) Liens on property, assets or shares of stock of any Restricted Subsidiary at the time such Restricted Subsidiary became a Subsidiary of the Company; provided, however, that (A) if any such Lien shall have been Incurred in anticipation of such transaction, such property, assets or shares of stock subject to such Lien shall have a Fair Market Value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed by the Company in connection with the acquisition of such Restricted Subsidiary and (2) the Fair Market Value of all property and assets of such Restricted Subsidiary and (B) any such Lien shall not extend to any other property or assets owned by the Company or any Restricted Subsidiary; (ix) Liens on property or assets at the time the Company or any Restricted Subsidiary acquired such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or such Restricted Subsidiary; provided, however, that (A) if any such Lien shall have been incurred in anticipation of such transaction, such property or assets subject to such Lien shall have a Fair Market Value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed by the Company or such Restricted Subsidiary in connection with the acquisition thereof and of any other property and assets acquired simultaneously therewith and (2) the Fair Market Value of all such property and assets acquired by the Company or such Restricted Subsidiary and (B) any such Lien shall not extend to any other property or assets owned by the Company or any Restricted Subsidiary; (x) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary; (xi) Liens to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (vii), (viii) and
(ix); provided, however, that any such Lien will be limited to all or part of the same property or assets that secured the original Lien (plus improvements on such property) and the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of
(A) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness described under clauses (vii), (viii) and (ix) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any premiums, fees and other expenses Incurred by the Company in connection with such refinancing, refunding, extension, renewal or replacement; (xii) Liens on property or assets of the Company securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under Section 4.3, secured by a Lien on the same property securing the relevant Hedging Obligation; (xiii) Liens securing Indebtedness incurred under (A) in the case of the Company, any revolving credit facility; provided, that such indebtedness constitutes Senior Debt permitted hereunder and such Liens relate only to accounts receivable, inventory and proceeds thereof (other than proceeds from the disposition of inventory pursuant to any Sale/Leaseback Transaction); and (B) in the case of any Foreign Restricted Subsidiary, any foreign currency revolving credit facility; provided, that such Indebtedness was incurred in compliance with
Section 4.4(b)(ii) and such Liens relate only to the accounts receivable, inventory and proceeds thereof of such Foreign Restricted Subsidiary (other than proceeds from the disposition of inventory pursuant to any Sale/Leaseback Transaction); and (xiv) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness (1) under Purchase Money Indebtedness or Capital Lease Obligations permitted under, in the case of the Company, Section 4.3(b)(vi) and, in the case of such Restricted Subsidiary,
Section 4.4(b)(ii) or (2) under Sale/Leaseback Transactions permitted under
Section 4.13; provided, that (A) the amount of Indebtedness Incurred in any specific case does not, at the time such Indebtedness is Incurred, exceed the lesser of the cost or Fair Market Value of the property or asset acquired or constructed in connection with such Purchase Money Indebtedness or Capital Lease Obligation or subject to such Sale/Leaseback Transaction, as the case may be,
(B) such Lien shall attach to such property or asset upon acquisition of such property or asset and or upon commencement of such Sale/Leaseback Transaction, as the case may be, and (C) no property or asset of the Company or any Restricted Subsidiary (other than the property or asset acquired or contracted in connection with such Purchase Money Indebtedness or Capital Lease Obligation or subject to such Sale/Leaseback Transaction, as the case may be) are subject to any Lien securing such Indebtedness.

            "Permitted Line of Business" means (i) the line or lines of business in which the Company or any of its Subsidiaries is engaged on the Issue Date and
(ii) a line or lines of business similar or related to the line or lines of business described in the foregoing clause (i).

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

            "Purchase Money Indebtedness" means, with respect to any Person, all obligations of such Person (i) consisting of the deferred purchase price of any property or assets, conditional sale obligations, obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business) and other purchase money obligations, in each case where the maturity of such obligation does not exceed the anticipated useful life of the property or asset being financed, (ii) Incurred to finance the acquisition or construction of any property or asset and (iii) Incurred to finance the acquisition of 100% of the Capital Stock (other than directors' qualifying shares) of any other Person.

            "Qualified Capital Stock" of any person shall mean any Capital Stock of such Person which is not Disqualified Stock.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "Redeemable Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including, without limitation, upon the happening of any event) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable for Indebtedness (other than Preferred Stock) or Disqualified Stock or (iii) is redeemable at the option of the Holder thereof, in whole or in part.

            "Redemption" means the redemption of the 13% Notes pursuant to the terms of the 13% Notes and the indenture for the 13% Notes.

            "Reference Bank" means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not an Affiliate of the Trustee and (iii) having an established place of business in London.

            "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," "refinancing" and "refinanced" shall have a correlative meaning) any Indebtedness (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness; provided, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (A) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and (B) any premiums, fees and other expenses paid by the Company or the Restricted Subsidiary, as the case may be, in connection with such refinancing; provided, further, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary of the Company that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; provided, further, that the covenants relating to the Refinancing Indebtedness are no more restrictive in the aggregate than those of the Indebtedness being refinanced and, if the Indebtedness being refinanced is subordinated to the Securities, the Refinancing Indebtedness is at least as subordinated to the Securities as the Indebtedness being refinanced.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated March 24, 1997, between the Company and NatWest Capital Markets Limited.

            "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby pursuant to a direct or indirect arrangement the Company or any Restricted Subsidiary of the Company transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means the Initial Securities and the Exchange Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Securities Act" means the Securities Act of 1933.

            "Senior Indebtedness" means the principal of, interest (including, without limitation, interest at the contract rate relating to such Senior Indebtedness accruing after any proceeding or event referred to in clauses (8) and (9) of Section 6.1) on, or any other amounts due with respect to, (i) the Senior Secured Debt, (ii) any Refinancing Indebtedness Incurred in respect of the Senior Secured Debt or in respect of any previous Refinancing Indebtedness Incurred in respect of such Debt and (iii) any Indebtedness Incurred pursuant to clause (a)(ii) of Section 4.3. For purposes of Section 4.7, the amount of consideration received by the Company or any Restricted Subsidiary for the assumption of Senior Indebtedness by any purchaser of the company's property, assets or shares shall be equal to the face value of such Senior Indebtedness.

            "Special Redemption Date" means the date which is 45 days following the Issue Date.

            "Senior Secured Debt" means Indebtedness evidenced by the Credit Agreement including up to $55,000,000 under a term loan facility and up to $25,000,000 under a revolving credit facility.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to the terms of such Indebtedness or pursuant to a written agreement.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

            "Temporary Cash Investments" means any of the following: (i) investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the Dollar Equivalent thereof) and whose long-term debt is rated "A" or higher according to Moody's Investors Service, Inc. (or such equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause
(i) entered into with a bank meeting the qualifications described in clause (ii) and (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services, including under the Company's Amended and Restated Master Supply Agreement dated as of October 8, 1993, among the Company, SKC Limited and SKC America, Inc., as such Agreement is amended from time to time.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in, unless the context otherwise specifies, New York.

            "Unrestricted Subsidiary" means (i) each Subsidiary of the Company that the Company has designated, or is deemed to have designated, pursuant to the provisions described under Section 4.15 as an Unrestricted Subsidiary and that has not been redesignated a Restricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "U.S. Restricted Subsidiary" means any Restricted Subsidiary that is not a Foreign Restricted Subsidiary.

            "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "Wholly owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another wholly Owned Subsidiary.

            SECTION 1.2. Other Definitions.

                                                             Defined in
      Term                                                    Section
      ----                                                    -------

      "Affiliate Transaction"............................     4.8
      "Agent Members"....................................     2.7
      "Application Date".................................     4.7(a)
      "Asset Disposition Purchase Amount"................     4.7(a)
      "Asset Disposition Purchase Date"                       4.7(a)
      "Asset Disposition Purchase Notice"................     4.7(d)
      "Asset Disposition Purchase Offer".................     4.7(a)
      "Asset Disposition Purchase Price".................     4.7(a)
      "Asset Disposition Trigger" .......................     4.7(b)
      "Bankruptcy Law"...................................     6.1
      "Change of Control Offer"..........................     4.9(a)
      "Change of Control Purchase Date"..................     4.9(a)
      "Change of Control Purchase Notice"................     4.9(a)

      "Change of Control Purchase Price".................     4.9(a)
      "covenant defeasance option".......................     8.1(b)
      "Custodian"  ......................................     6.1
      "Defaulted Interest"...............................     2.11
      "Event of Default".................................     6.1
      "Global Securities"................................     2.1
      "Legal Defeasance Option"..........................     8.1(b)
      "Legal Holiday"....................................    11.7
      "Notice of Default"................................     6.1
      "Paying Agent" ....................................     2.3
      "Payment"    ......................................     9.2
      "Permitted Indebtedness"...........................     4.3(b)
      "Permitted Restricted Subsidiary Indebtedness".....     4.4(b)
      "Private Placement Legend".........................     2.14
      "Refinanced Indebtedness"..........................     4.3(e)
      "Registrar"  ......................................     2.3
      "Restricted Payment"...............................     4.5
      "Special Redemption"...............................     3.02
      "Special Redemption Amount"........................     4.22
      "Surviving Entity" ................................     Article 5

            SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

            (7) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

                                    ARTICLE 2

                                 The Securities

            SECTION 2.1. Form and Dating. The Initial Securities and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto which is incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A or Exhibit B, as the case may be, to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A or Exhibit B, as the case may be, are part of the terms of this Indenture.

            The Securities shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the "Global Securities"), deposited with, or on behalf of, the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Global Security shall bear such legend as may be required or reasonably requested by the Depositary.

            SECTION 2.2. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall, upon a written order of the Company signed by two Officers, authenticate and make available for delivery (i) Initial Securities for original issue in an aggregate principal amount not to exceed $200,000,000 and (ii) Exchange Securities from time to time for issue only in exchange for a like principal amount of Initial Securities, in each case registered in the name of the Depositary or the nominee of the Depositary and shall deliver such Global Securities to the Depositary or pursuant to the Depositary's instructions. Such order shall specify the amount of the Global Securities to be authenticated.

The aggregate principal amount of Securities outstanding at any time may not exceed $200,000,000 except as provided in Section 2.7. The Securities shall be issued in fully registered form, without coupons in Authorized Denominations.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"), at least one of each such office to be located in the City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            SECTION 2.4. Deposit of Moneys; Paying Agent To Hold Money in Trust. Prior to 11:00 a.m. New York City time on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.6. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

            The Company shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, or
(ii) to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

            All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.7. Book-Entry Provisions for Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary and (ii) be delivered to the Trustee as custodian for the Depositary.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute legal owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

            (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.6.

            (c) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            SECTION 2.8. Certificated Securities. If the Depositary is at any time unwilling or unable to continue as a depositary for the Global Security and a successor depositary is not appointed by the Company within 90 days, the Company will issue certificated Securities in exchange for the Global Securities. In connection with the execution and delivery of such certificated Securities, the Trustee shall reflect on its books and records a decrease in the principal amount of the relevant Global Security equal to the aggregate principal amount of such certificated Securities and the Company shall execute and the Trustee shall, upon receipt of a written order of the Company signed by two officers, authenticate and deliver one or more certificated securities in an equal aggregate principal amount.

            SECTION 2.9. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee or the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company.

            SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, an a redemption date or maturity date money sufficient to pay all principal of, and premium, if any, and interest payable on, that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Subsidiary thereof or by any other Affiliate controlled by the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

            In determining whether the Holders of the required principal amount of Securities have (i) directed the time, method or place of conducting any proceeding for any remedy available to the Trustee hereunder, or exercising any trust or power conferred upon the Trustee; (ii) consented to the waiver of any past Event of Default and its consequences; or (iii) consented to the postponement of any interest payment, Securities owned by Affiliates of the Company shall be disregarded and considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. The Company shall notify the Trustee in writing when it or any of its Affiliates purchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so purchased or otherwise acquired.

            SECTION 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

            SECTION 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and, upon request, deliver such canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

            SECTION 2.13. Defaulted Interest. Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Securities and this Indenture (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

            (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such

      Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be given to each Holder, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such special record date.

            (ii) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section 2.13, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

            SECTION 2.14. Restrictive Legends. Each Global Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") unless otherwise agreed by the Company and the Securityholder thereof:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE SECURITYHOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
      (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT

      WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
      (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE SECURITYHOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

      Each Global Note shall also bear the following legends on the face thereof:

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE

      DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            SECTION 2.15. Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after March 24, 2000 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S.Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

            (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
      (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding certificated Securities) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more certificated Securities of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been effected in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that any such account is a QIB within the meaning of Rule 144A, and it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of certificated Securities which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to principal amount of the certificated Securities to be transferred, and the Trustee shall cancel the certificated Securities so transferred.

            (c) Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.15 exists or
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.15 until the earlier of (i) two years from the date of receipt or (ii) the date the Securities shall have been redeemed or paid in full. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            SECTION 2.16. Record Date. The Company may set a record date for purposes of determining the identity of Securityholders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.4 and 6.5. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Securityholders furnished to the Trustee pursuant to
Section 2.5 prior to such solicitation.

            SECTION 2.17. CUSIP Numbers. The Company in issuing the Securities may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as of convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                    ARTICLE 3

                                   Redemption

            SECTION 3.1. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

            The Company shall give each notice to the Trustee provided for in this Section at least 45 days (or such lesser time as is acceptable to the Trustee) but not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

            The Company shall give notice of a redemption pursuant to Paragraph 7 of the Securities ("Special Redemption") to the Paying Agent and the Trustee at least three Business Days before the Redemption Date with respect to the Special Redemption (unless a shorter notice period shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

            SECTION 3.2. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or, at the discretion of the Trustee, by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Authorized Denominations. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.3. Notice of Redemption. At least 15 days but not more than 60 days before a date for redemption of Securities, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.5. Deposit of Redemption Price. Prior to 11:00 a.m. New York City time on the redemption date, the Company shall deposit with the Paying Agent

(or, if the Company or a Subsidiary is the Paying Agent. shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

            SECTION 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

            SECTION 4.1. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or a Wholly Owed Subsidiary acting as paying agent) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.2. SEC Reports. The Company shall file the annual report and other documents, reports and information required by Section 13 or 15(d) of the Exchange Act with the SEC and, upon such filing, the Company shall (i) promptly furnish such reports, documents and information to the Trustee and (ii) within 15 days after such filing with the SEC, furnish, or cause the Trustee to furnish, such reports, documents and information to the Securityholders. The Company shall use its best efforts to remain subject to the periodic reporting requirements of Section 13 of the Exchange Act. In the event the Company is no longer subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and furnish to the Trustee and to the Securityholders the annual reports and other documents, reports and information as if it were subject to such reporting requirements; provided, however, that the Company shall not be so obligated to file such reports, documents and information with the SEC if the SEC does not permit or accept such filings, in which event such reports, documents and information shall be provided to the Trustee and the Holders at the times the Company would have been required to provide such reports, documents and information had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            SECTION 4.3. Limitation on Indebtedness. (a) The Company shall not, directly or indirectly, Incur any Indebtedness; provided, however, that: (i) the Company may Incur Indebtedness ranking on a parity with the Securities or which is subordinated in right of payment to the Securities pursuant to the terms of such Indebtedness or pursuant to a written agreement, if no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and after giving pro forma effect to such Incurrence, the Consolidated Coverage Ratio would be equal to at least 1.75 to 1; and (ii) the Company may Incur Indebtedness senior in right of payment to the Securities pursuant to the terms of such senior Indebtedness or pursuant to a written agreement if no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and (A) after giving pro forma effect to such Incurrence, the Consolidated Coverage Ratio would be at least equal to 2.5 to 1 or (B) after such Incurrence, the total principal amount of such Indebtedness would not exceed $80,000,000.

            (b) Notwithstanding the foregoing, the Company may Incur the following Indebtedness if no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence (collectively, "Permitted Indebtedness"):

            (i) Indebtedness to be outstanding immediately after the Issue Date and listed on Schedule I to this Indenture;

            (ii) Indebtedness represented by the Securities;

            (iii) Indebtedness (A) under Interest Rate Protection Agreements relating to Indebtedness permitted hereunder entered into in the ordinary course of the Company's financial management and not for speculative purposes; provided, however, that the notional amount of each such Interest Rate Protection Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Agreement relates; or (B) under Currency Exchange Protection Agreements entered into in the ordinary course of the Company's financial manage-ment and not for speculative purposes; provided, however, in the case of either clause (A) or (B), any such Interest Rate Protection Agreement or Currency Exchange Protection Agreement, as the case may be, does not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in the interest rates or exchange rates, as the case may be, or by reason of customary fees, indemnities and compensation payable thereunder;

            (iv) Indebtedness owing to and held by any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof;

            (v) Indebtedness Incurred in connection with a prepayment of Securities pursuant to a Change of Control Offer; provided, however, that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount of the Securities prepaid; provided, further, however, that such Indebtedness (A) has an Average Life equal to or greater than the remaining Average Life of the Securities and (B) does not mature prior to the Stated Maturity of the Securities;

            (vi) Indebtedness in respect of Purchase Money Indebtedness or Capital Lease Obligations directly Incurred by the Company; provided, however, that the sum of (A) the aggregate principal amount of Purchase Money Indebtedness incurred by the Company or by Restricted Subsidiaries as permitted under Section 4.4(b)(ii) and (B) the aggregate amount of Capital Lease Obligations Incurred by the Company or Incurred by Restricted Subsidiaries as permitted under Section 4.4(b)(ii) does not at any one time outstanding exceed $20,000,000 (such maximum permitted amount to increase by $10,000,000 on each anniversary of the Issue Date);

            (vii) Indebtedness Incurred (A) in the ordinary course of business of the Company with respect to trade credit made available to the Company in connection with the obtaining of goods or services by the Company (including commercial letters of credit, bankers' acceptances or accommodation Guarantees for the benefit of trade creditors or suppliers), in each case for a period not to exceed 180 days, in an amount not to exceed the purchase price for the goods or services for which such credit is made available and which do not constitute obligations for borrowed money, and (B) with respect to standby letters of credit, performance bonds and surety bonds that do not constitute obligations for borrowed money Incurred by the

      Company in the ordinary course of business relating to services to be performed by or on behalf of the Company;

            (viii) Indebtedness in respect of Guarantees by the Company of Indebtedness of any Restricted Subsidiary permitted to be Incurred under
      Section 4.4 (b);

            (ix) Indebtedness represented by the Senior Secured Debt in an aggregate principal amount not to exceed $80,000,000, less, at any specified date, an amount equal to actual repayments of the Senior Secured Debt prior to such date, regardless of any subsequent increase in the aggregate principal amount of the Senior Secured Debt pursuant to any amendment or modification of, or supplement to, the Senior Secured Debt or the Credit Agreement after the Issue Date;

            (xi) Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to clause (i), (ii), (v) or (ix) above; and

            (xii) in addition to any Indebtedness permitted by clauses (i) through (x) above, up to an aggregate of (A) $25,000,000 in principal amount of Indebtedness at any one time outstanding minus (B) the principal amount of Indebtedness at such time outstanding of any Restricted Subsidiaries permitted pursuant to section 4.4(b)(vi).

            (c) The Company shall not directly or indirectly Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

            (d) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section or Section 4.4,
(1) Indebtedness permitted by this Section or Section 4.4 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section or Section 4.4 permitting such Indebtedness and (2) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section or Section 4.4, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such types.

            (e) For purposes of determining whether the principal amount of any Refinancing Indebtedness permitted by this Section or Section 4.4 does not, in the event it is issued in a currency different from the currency in which the Indebtedness being refunded or refinanced or paid at maturity ("Refinanced Indebtedness") was issued, exceed the principal amount of the Refinanced Indebtedness, the spot rate for the purchase of the currency of the Refinanced Indebtedness with the currency of the

Refinancing Indebtedness, as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination, shall be used. If The Wall Street Journal does not publish such spot rate on such date, then the spot rate for the purchase of the currency of the Refinanced Indebtedness with the currency of the Refinancing Indebtedness, as quoted by Citibank, N.A., or any successor thereto, in New York City at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination, shall be used.

            Except as provided in the preceding paragraph, for purposes of determining the Dollar Equivalent of any Indebtedness denominated in a currency other than U.S. dollars outstanding at any time as permitted by this Section or
Section 4.4, such Dollar Equivalent shall be the Dollar Equivalent of such currency at the date such Indebtedness is issued; provided, however, that if such Indebtedness constituted Refinancing Indebtedness, such conversion shall be made based on the Dollar Equivalent of the Refinanced Indebtedness at the date of the issuance of the Refinanced Indebtedness (or any preceding Refinanced Indebtedness, as applicable).

            SECTION 4.4. Limitation on Restricted Subsidiary Indebtedness and Preferred Stock. (a) The Company shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness or issue any Preferred Stock unless (i) no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and (ii) such Indebtedness or Preferred Stock is Permitted Restricted Subsidiary Indebtedness under Section 4.4(b).

            (b) "Permitted Restricted Subsidiary Indebtedness" means:

            (i) Indebtedness or Preferred Stock to be outstanding immediately after the Issue Date and listed on Schedule I to this Indenture;

            (ii) Indebtedness in respect of Purchase Money Indebtedness or Capital Lease Obligations directly Incurred by any Restricted Subsidiary; provided, however, that the sum of (A) the aggregate amount of Capital Lease Obligations Incurred by Restricted Subsidiaries or Incurred by the Company pursuant to Section 4.3(b)(vi) and (B) the aggregate principal amount of Purchase Money Indebtedness Incurred by Restricted Subsidiaries or Incurred by the Company pursuant to Section 4.3(b)(vi) does not at any one time outstanding exceed $20,000,000 (such maximum permitted amount to increase by $10,000,000 on each anniversary of the Issue Date);

            (iii) Indebtedness incurred (A) in the ordinary course of business of any Restricted Subsidiary with respect to trade credit made available to such Restricted

      Subsidiary in connection with the obtaining of goods or services by such Restricted Subsidiary (including commercial letters of credit, bankers' acceptances or accommodation Guarantees for the benefit of trade creditors or suppliers), in each case for a period not to exceed 180 days, in an amount not to exceed the purchase price for the goods or services for which such credit is made available and which do not constitute obligations for borrowed money and (B) standby letters of credit, performance bonds and surety bonds that do not constitute obligations for borrowed money Incurred by any Restricted Subsidiary in the ordinary course of business relating to services to be performed by or on behalf of such Restricted Subsidiary;

            (iv) Indebtedness (A) under Interest Rate Protection Agreements relating to Indebtedness permitted hereunder entered into in the ordinary course of any Restricted Subsidiary's financial management and not for speculative purposes; provided, however, that the notional amount of each such Interest Rate Protection Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Agreement relates; or (B) under Currency Exchange Protection Agreements entered into in the ordinary course of any Foreign Subsidiary's financial management and not for speculative purposes; provided, however, in the case of either clause (A) or (B), any such Interest Rate Protection Agreement or Currency Exchange Protection Agreement, as the case may be, does not increase the Indebtedness of such Subsidiary outstanding at any time other than as a result of fluctuations in the interest rates or exchange rates, as the case may be, or by reason of customary fees, indemnities and compensation payable thereunder;

            (v) Indebtedness or Preferred Stock owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness or Preferred Stock (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness or Preferred Stock by the issuer thereof;

            (vi) Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to clause (i) above; and

            (vii) in addition to any Indebtedness permitted by clauses (i) through (v) above, up to an aggregate of $10,000,000 in principal amount of Indebtedness of Foreign Restricted Subsidiaries at any one time outstanding.

            SECTION 4.5. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, (i) declare or pay any dividend on, or make any distribution on or in respect of, its Capital

Stock (including any payment in connection with any merger or consolidation involving the Company), except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable solely to the Company or any Restricted Subsidiary, (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled repayment, scheduled sinking fund payment or other scheduled maturity, any Subordinated Obligation or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time of and after giving effect to the proposed Restricted Payment:

            (1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.3(a)(i); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution furnished to the Trustee) declared or made since the Issue Date, would exceed, without duplication. the sum of:

                  (A) an amount equal to 50% of the Consolidated Net Income
            accrued during the period (treated as one accounting period) beginning on the first day of the fiscal quarter of the Company immediately following the fiscal quarter in which the Issue Date occurs and ending on the last day of the Company's last fiscal quarter ended at least 45 days prior to the date of such proposed Restricted Payment (or, if such Consolidated Net Income shall be a deficit, minus 100% of such deficit) and minus 100% of the amount of any write-downs, writeoffs, other negative revaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period;

                  (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock, including Capital Stock of the Company issued upon conversion of convertible debt or the exercise of options, warrants or rights to purchase Capital Stock of the Company, but excluding Disqualified Stock, subsequent to the Issue Date (other than an issuance or sale to (i) a Subsidiary of the Company, (ii) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries or (iii) management employees);

                  (C) the amount by which Indebtedness of the Company or its
            Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                  (D) the amount equal to the net reduction in Investments in
            Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

            (b) The provisions of Section 4.5(a) shall not prohibit:

            (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made in exchange for, or out of the proceeds of a substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) or out of proceeds of an equity contribution made substantially concurrently with such purchase or redemption; provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.5(a)(3)(B);

           (ii) any purchase or redemption of Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.3; provided, however, that (A) such Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate sum of (1) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of such Subordinated Obligations being so purchased or redeemed and (2) any premiums, fees and other expenses paid by the Company or any Restricted Subsidiary in connection with such purchase or redemption, (B) such Indebtedness is at least as subordinated to the Securities as such Subordinated Obligations so purchased or redeemed and the covenants relating to such Indebtedness are no more restrictive in the aggregate than those of such Subordinated Obligations,
      (C) such Indebtedness has a Stated Maturity no earlier than the Stated Maturity of such Subordinated Obligations, (D) such Indebtedness has an Average Life at the time such Indebtedness is Incurred equal to or greater than the Average Life of such Subordinated Obligations and (E) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

          (iii) any payment in cash in lieu of the issuance of fractional shares of Capital Stock to any Holder of Capital Stock warrants of the Company outstanding on the Issue Date pursuant to the exchange of such warrants for other Capital Stock of the Company upon the exercise of such warrants pursuant to the terms thereof; provided, however, that such payment shall be excluded in the calculation of the amount of Restricted Payments;

           (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.5(a); provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments from and after the date of declaration of such dividend; or

            (v) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the redemption or repurchase of Capital Stock of the Company, options in respect thereof or related rights pursuant to and in accordance with the repurchase provisions of any employee stock option or any stock purchase or other agreement between the Company and any of its management employees; provided, however, that such redemptions or repurchases pursuant to this
      Section 4.5(b)(v) from and after the Issue Date shall not in the aggregate exceed $1,000,000, plus the amount of any net cash proceeds to the Company from sales of Capital Stock of the Company to management employees subsequent to the Issue Date.

            SECTION 4.6. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or
(iii) transfer any of its property or assets to the Company or any Restricted Subsidiary, except for:

            (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

            (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Subsidiary of, or was acquired by, the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of, or was acquired by, the Company) and outstanding on such date;

            (c) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in such agreement relate solely to the property so acquired;

            (d) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a), (b) or (c) or contained in any amendment to any such agreement; provided, however, that any encumbrance and any restriction contained in any such refinancing agreement or amendment is no less favorable to the Securityholders than any encumbrance or restriction contained in such agreement; and

            (e) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (2) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (3) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary.

            SECTION 4.7. Limitation on Sales of Assets and Restricted Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the shares, property and assets subject to such Asset Disposition, (ii) at least 75% of such consideration (or, in the event of any Asset Disposition of all or any portion of the Company's Magnetics Division or a Foreign Subsidiary, at least 50% of such consideration) consists of cash, Temporary Cash Investments or the assumption of Senior Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability under such Senior Indebtedness, (iii) in connection with any Asset Disposition with an aggregate consideration greater than $10,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Disposition complies with clauses (i) and (ii) and that such Asset Disposition was approved by a majority of the Board of Directors including a majority of the disinterested members of the Board of Directors, as evidenced by a Board Resolution delivered to the Trustee and (iv) 100% of the Net Cash Proceeds of such Asset Disposition are applied as follows: (A) within 365 days of receipt thereof (or within such longer period after receipt thereof as may be permitted by the terms of the Credit Agreement) (the last day of such period, the "Application Date"), the Company or such Restricted Subsidiary, as the case may be, may apply all or a portion of such Net Cash Proceeds to the repayment of the Senior Secured Notes or the reinvestment (whether by acquisition of an existing business or expansion, including, without limitation, capital expenditures) in one or more Permitted Lines of Business, or any combination thereof, and (B) to the extent any or all of such Net Cash Proceeds are not applied as set forth above in clause (A), the Company shall apply all remaining Net Cash Proceeds of such Asset Disposition (the "Asset Disposition Purchase Amount") to an offer to purchase (an "Asset Disposition Purchase Offer") Securities, on the first Business Day occurring 60 Business Days after the Application Date (the "Asset Disposition Purchase Date") for cash at a purchase price (such price, the "Asset Disposition Purchase Price") equal to 100% of the principal amount of the Securities so purchased plus accrued and unpaid interest thereon to the Asset Disposition Purchase Date, in accordance with the procedures set forth in Section 4.7(c). Any such Net Cash Proceeds which remain after the acquisition by the Company of Securities tendered (and not withdrawn) by Securityholders pursuant to such Asset Disposition Purchase Offer in accordance with the procedures (including proration in the event of oversubscription) set forth in Section 4.7(c) shall cease to be Net Cash Proceeds.

            (b) Notwithstanding the foregoing, the Company shall not be required to make an Asset Disposition Purchase Offer until such time as the aggregate amount of Net Cash Proceeds from Asset Dispositions required to be so applied to the purchase of Securities pursuant to Section 4.7 (a) exceeds $10,000,000 (the "Asset Disposition Trigger"), and then the total amount of such Net Cash Proceeds shall be required to be applied to an Asset Disposition Offer.

            (c) Within 30 Business Days of the occurrence of an Asset Disposition Trigger, (i) the Company shall notify the Trustee in writing of the Asset Disposition Trigger and shall make the Asset Disposition Purchase Offer to purchase Securities in an aggregate principal amount equal to the Asset Disposition Purchase Amount at the Asset Disposition Purchase Price on or before the Asset Disposition Purchase Date,
(ii) the Company shall mail a copy of the Asset Disposition Purchase Offer to each Securityholder and (iii) the Company shall cause a notice of the Asset Disposition Purchase Offer to be sent to the Dow Jones News Service or similar business news service in the United States of America. The Asset Disposition Purchase Offer shall remain open from the time such offer is made until the Asset Disposition Purchase Date. The Company shall purchase all Securities properly tendered pursuant to the Asset Disposition Purchase offer and not withdrawn in accordance with the procedures set forth in the Asset Disposition Purchase Notice (as defined below). The Trustee shall be under no obligation to ascertain, and the Trustee shall not be deemed to have knowledge of, the occurrence of an Asset Disposition Trigger or to give notice with respect thereto other than as provided above upon receipt of notice of the occurrence of an Asset Disposition Trigger and an Asset Disposition Purchase Offer from the Company. The Trustee may conclusively assume, in the absence of receipt of notice of the occurrence of an Asset Disposition Trigger and an Asset Disposition Purchase Offer from the Company, that no Asset Disposition Trigger has occurred. The Asset Disposition Purchase Offer shall include a form of Asset Disposition Purchase Notice to be completed by the Securityholder and shall state or provide:

            (1) the nature of the Asset Dispositions resulting in the Asset Disposition Trigger, the date or dates such Asset Dispositions occurred and the amount of the Asset Disposition Purchase Amount;

            (2) that the Asset Disposition Purchase offer is being made pursuant to this Section 4.7(c) and that Securities in an aggregate principal amount equal to the Asset Disposition Purchase Amount, selected in accordance with this Indenture (if more than such amount shall be tendered) on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in Authorized Denominations shall be purchased) from among all the Securities properly tendered pursuant to the Asset Disposition Purchase Offer, will be accepted for payment;

            (3) the date by which the Asset Disposition Purchase Notice pursuant to this Section 4.7(c) must be given;

            (4) the Asset Disposition Purchase Date;

            (5) the Asset Disposition Purchase Price;

            (6) the name and address of the Paying Agent;

            (7) that Securities must be surrendered to the Paying Agent at the office of the Paying Agent to collect payment;

            (8) information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form S-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports) and (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports.

            (9) that the Asset Disposition Purchase Price for any Security as to which an Asset Disposition Purchase Notice has been duly given and not withdrawn (subject to proration if Securities with an aggregate principal amount greater than the Asset Disposition Purchase Amount are so tendered) will be paid promptly upon the later to occur of the third Business Day following the Asset Disposition Purchase Date and the time of surrender of such Security as described in clause (7);

            (10) the procedures the Holder must follow to accept the Asset Disposition Purchase Offer; and

            (11) the procedures for withdrawing an Asset Disposition Purchase Notice.

            (d) A Holder may accept an Asset Disposition Purchase Offer by delivering to the Paying Agent at the office of the Paying Agent a written notice (an "Asset Disposition Purchase Notice") at any time prior to the close of business in the location of the office of the Paying Agent on the Asset Sale Purchase Date, stating:

            (1) that such Holder elects to have a Security purchased pursuant to the Asset Disposition Purchase Offer;

            (2) the principal amount of the Security that the Holder elects to have purchased by the Company, which amount must be in an Authorized Denomination, and the certificate numbers of the Securities to be delivered by such securityholder for purchase by the Company; and

            (3) that such Security shall be purchased on the Asset Disposition Purchase Date pursuant to the terms and conditions specified in this Indenture.

            The delivery of such Security (together with all necessary endorsements, as determined by the Company) to the Paying Agent at the office of the Paying Agent prior to, on or after the Asset Disposition Purchase Date shall be a condition to the receipt by the Holder of the Asset Disposition Purchase Price therefor; provided, that such Asset Disposition Purchase Price shall be so paid pursuant to this Section 4.7(d) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Asset Disposition Purchase Notice. If at the expiration of the Asset Disposition Purchase Offer the aggregate principal amount of Securities surrendered by Holders exceeds the Asset Disposition Purchase Amount, the Company or the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in Authorized Denominations shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            The Company shall purchase from the Holder thereof, pursuant to an Asset Disposition Purchase offer made in accordance with this Section 4.7, a portion of a Security if the principal amount of such portion is an Authorized Denomination. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of a portion of such Security.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Asset Disposition Purchase Notice or written notice of withdrawal thereof.

            Upon receipt by the Paying Agent of the Asset Disposition Purchase Notice, the Holder of the Security in respect of which such Asset Disposition Purchase Notice was given shall (unless such Asset Disposition Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Asset Disposition Purchase Price with respect to such Security (subject to proration if Securities with an aggregate principal amount greater than the Asset Disposition Purchase Amount are properly tendered). Such Asset Disposition Purchase Price shall be paid to such Securityholder by the Paying Agent promptly upon the later of (a) the third Business Day following the Asset Disposition Purchase Date (provided the conditions in this Section 4.7(d) have been satisfied) and (b) the first Business Day following the time of delivery of the Security to the Paying Agent at the office of the Paying Agent by the Holder thereof in the manner required by this Section 4.7(d).

            An Asset Disposition Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security to which such Asset Disposition Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent to which the related Asset Disposition Purchase Notice was delivered at any time prior to the close of business on the Asset Disposition Purchase Date specifying, as applicable:

            (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

            (2) the principal amount of the Security (which shall be an Authorized Denomination) with respect to which such notice of withdrawal is being submitted; and

            (3) the principal amount, if any, of such Security (which shall be an Authorized Denomination) that remains subject to the original Asset Disposition Purchase Notice and that has been or will be delivered for purchase by the Company.

            No later than the date upon which written notice of an Asset Disposition Purchase Offer is delivered to the Trustee, the Company shall cause to be irrevocably deposited with the Paying Agent, subject to the provisions of
Section 2.4, in cash or Temporary Cash Investments an amount sufficient to pay the aggregate Asset Disposition Purchase Price, to be held for payment in accordance with the provisions of this Section.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.8. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business, enter into or permit to exist any transaction (including, without limitation, the sale, conveyance, disposition, purchase, exchange or lease of any property, the lending the borrowing or advancing of any money or the rendering of any services) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are set forth in writing, (ii) such Affiliate Transaction is in the best interest of the Company or such Restricted Subsidiary, as the case may be, (iii) such Affiliate Transaction is on terms as favorable to the Company or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction for a similar transaction in arm's length dealings with a Person who is not such an Affiliate and (iv) with respect to each Affiliate Transaction involving aggregate payments or value in excess of $500,000, the Company delivers to the Trustee an Officers' Certificate certifying that such Affiliate Transaction was approved by a majority of the Board of

Directors, including a majority of the disinterested members of the Board of Directors, as evidenced by a Board Resolution, and that such Affiliate Transaction complies with clauses (ii) and (iii), such Board Resolution to be dated within 30 days of such Affiliate Transaction.

            (b) The provisions of Section 4.8(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.5, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) loans or advances permitted under this Indenture to employees in the ordinary course of business in accordance with past practices of the Company, (iv) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or of Restricted Subsidiaries,
(v) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries or (vi) reasonable and customary indemnification arrangements between the Company or any Restricted Subsidiary and their respective directors and officers pursuant to which the Company or any such Restricted Subsidiary agrees to indemnify such directors and officers against losses and expenses incurred by such directors and officers in connection with their service to the Company or such Restricted Subsidiary, as the case may be (to the extent that such indemnification arrangements are permitted under applicable law).

            SECTION 4.9. Change of Control. (a) Upon a Change of Control, (i) the Company shall notify the Trustee, who shall in turn notify the Holders, in writing of the occurrence of the Change of Control and shall make an offer to purchase (the "Change of Control Offer") the Securities for cash at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon collectively the "Change of Control Purchase Price") to the Change of Control Purchase Date (as defined below) on or before the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 Business Days after the occurrence of the Change of Control (the "Change of Control Purchase Date"), (ii) the Company shall, or shall cause the Trustee to, mail a copy of the Change of Control Offer to each Holder and (iii) the Company shall cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service and The Bloomberg Business News Service or, if such news services no longer publish such notices, a similar business news service in the United States. The Change of Control Offer shall remain open from the time such offer is made until the Change of Control Purchase Date The Company shall purchase all Securities properly tendered in the Change of Control Offer and not withdrawn in accordance with the procedures set forth in Section 4.9(b). The Trustee shall be under no obligation to ascertain, and the Trustee shall not be deemed to have knowledge of, the occurrence of a Change of Control or to give notice with respect thereto other than as provided above upon receipt of a Change of Control Offer from the Company The Trustee may conclusively assume, in the absence of receipt of a Change of Control Offer from the Company, that no Change of Control has occurred. The Change of

Control Offer shall include a form of change of control purchase notice (the "Change of Control Purchase Notice") to be completed by the Holder and shall state:

            (1) the events causing a Change of Control and the date such Change of Control is deemed to have occurred;

            (2) the circumstances and relevant facts regarding such Change of Control which the Company in good faith believes will enable Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, (ii) a description of material business developments in the Company's business subsequent to the date of the latest of such Reports and (iii) information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control, events causing such Change of Control and the date such Change of Control is deemed to have occurred);

            (3) that the Change of Control Offer is being made pursuant to this
      Section 4.9(a) and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment;

            (4) the date by which the Change of Control Purchase Notice pursuant to this Section 4.9 must be given;

            (5) the Change of Control Purchase Date;

            (6) the Change of Control Purchase Price;

            (7) the name and address of the Paying Agent;

            (8) that Securities must be surrendered to the Paying Agent at the office of the Paying Agent to collect payment;

            (9) that the Change of Control Purchase Price for any Security as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly upon the later of the first Business Day following the Change of Control Purchase Date and the time of surrender of such Security as described in clause (8);

            (10) the procedure the Securityholder must follow to accept the Change of Control Offer; and

            (11) the procedures for withdrawing a Change of Control Purchase Notice.

            (b) A Securityholder may accept a Change of Control Offer by delivering to the Paying Agent at the office of the Paying Agent a Change of Control Purchase Notice at any time prior to the close of business in the location of the office of the Paying Agent on the Change of Control Purchase Date, stating:

            (1) that such Securityholder elects to have a Security purchased pursuant to the Change of Control Offer;

            (2) the principal amount of the Security that the Securityholder elects to have purchased by the Company, which amount must be an Authorized Denomination, and the certificate numbers of the Securities to be delivered by such Securityholder for purchase by the Company; and

            (3) that such Security shall be purchased on the Change of Control Purchase Date pursuant to the terms and conditions specified in this Indenture.

            The delivery of such Security (together with all necessary endorsements) to the Paying Agent at the office of the Paying Agent prior to, on or after the Change of Control Purchase Date shall be a condition to the receipt by the Securityholder of the Change of Control Purchase Price therefor; provided, that such Change of Control Purchase Price shall be so paid pursuant to this Section only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice. Securityholders whose Securities are purchased only in part will be issued new Securities equal in principal amount to be unpurchased portion of the Securities surrendered.

            The Company shall purchase from the Holder thereof, pursuant to this Section, a portion of a Security if the principal amount of such portion is an Authorized Denomination. Provisions of this Indenture that apply to the Purchase of all of a Security also apply to the Purchase of a portion of such Security.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written notice of withdrawal thereof.

            Upon receipt by the Company of the Change of Control Purchase Notice, the Holder of the Security in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change of Control Purchase

Price with respect to such Security. Such Change of Control Purchase Price shall be paid to such Holder promptly upon the later of (a) the first Business Day following the Change of Control Purchase Date (provided the conditions in this Section 4.9(b) have been satisfied) and (b) the first Business Day following the time of delivery of the Security to the Paying Agent at the office of the Paying Agent by the Holder thereof in the manner required by this Section 4.9(b).

            A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent to which the related Change of Control Purchase Notice was delivered at any time prior to the close of business on the Change of Control Purchase Date specifying, as applicable:

            (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

            (2) the principal amount of the Security (which shall be an Authorized Denomination) with respect to which such notice of withdrawal is being submitted; and

            (3) the principal amount, if any, of such security (which shall be an Authorized Denomination) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

            No later than the date upon which the Change of Control Offer is delivered to the Trustee, the Company shall irrevocably deposit with the Paying Agent, subject to the provisions of Section 2.4, in cash or Temporary Cash Investments an amount equal to the Change of Control Purchase Price to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section.

            (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.10. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers'

Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

            SECTION 4.11. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.12. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, or any right, title or interest thereto, unless the Company or such Restricted Subsidiary shall secure all payments hereunder and under the Securities on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien.

            SECTION 4.13. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless.(i) the Company or such Restricted Subsidiary, as the case may be, would be entitled under Section 4.3(b)(vii) to incur Indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, (ii) the net cash proceeds from such Sale/Leaseback Transaction are at least equal to the Fair Market Value of the property or assets subject to such Sale/Leaseback Transaction (such Fair Market Value determined, in the event such property or assets have a Fair Market Value in excess of $2,000,000, no more than 30 days prior to the effective date of such Sale/Leaseback Transaction, by the Board of Directors including a majority of the disinterested members of the Board of Directors, as evidenced by a Board Resolution), and (iii) the net cash proceeds of such Sale/Leaseback Transaction are applied in accordance with Section 4.7.

            SECTION 4.14. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company shall not permit (i) any Restricted Subsidiary to issue any Capital Stock other than to the Company or a Wholly Owned Subsidiary; or (ii) any Person (other than the Company or a Wholly Owned Subsidiary) to, directly or indirectly, own or control any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares); provided, however, that clauses (i) and (ii) shall not prohibit (a) any sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Wholly Owned Subsidiary effected in accordance with Section 4.7, or (b) any issuance of Preferred Stock of a Restricted Subsidiary to any Person permitted under Section 4.4.

            SECTION 4.15. Restricted and Unrestricted Subsidiaries. (a) The Board of Directors may designate any Subsidiary of the Company or any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) the Subsidiary to be so designated does not own any Capital Stock, Redeemable Stock or Indebtedness of, or own or hold any Lien on any property or assets of, the Company or any other Restricted Subsidiary, (ii) the Subsidiary to be so designated is not obligated by any Indebtedness or Lien that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary, and (iii) either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) such designation is effective immediately upon such Person becoming a Subsidiary of the Company or of a Restricted Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any Restricted Subsidiary shall be classified as a Restricted Subsidiary. Except as provided in the first sentence of this paragraph (a), no Restricted Subsidiary shall be redesignated as an Unrestricted Subsidiary. Subject to Section 4.15(b), an Unrestricted Subsidiary shall not be redesignated as a Restricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

            (b) The Company shall not, and shall not permit any Restricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 4.3(a)(i), (ii) such Restricted Subsidiary could then Incur under Section 4.4 all Indebtedness as to which it is obligated at such time, (iii) no Default or Event of Default would occur or be continuing and (iv) there exist no Liens with respect to the property or assets of such Restricted Subsidiary other than Permitted Liens.

            SECTION 4.16. Revisions to Schedules. Schedule III shall be revised from time to time by the Company to accurately reflect all the U.S. Restricted Subsidiaries, whether now existing or hereafter created, formed, designated or acquired, and upon such revision a new Schedule III shall be delivered to the Trustee.

            SECTION 4.17. Maintenance of Properties; Insurance. The Company shall, and shall cause each Restricted Subsidiary to, at all times:

            (a) maintain all property and assets necessary in its business in good working order and condition (ordinary wear and tear excepted), in compliance with applicable regulations, laws or restrictions and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so its business may be properly and advantageously conducted at all times; and

            (b) maintain with recognized national or international insurance companies, or through self-insurance programs, insurance on such of its property and assets, and against such liabilities in at least such amounts, against at least such risks and with such deductibles or self-insured retentions as in each case are customarily insured against in the same general area by companies engaged in the same or a similar business and consistent with the past practices of the Company, and furnish to the Trustee an Officers' Certificate specifying the nature of the insurance carried and adequacy thereof at such times as it shall deliver to the Trustee an Officers' Certificate pursuant to Section 4.10.

            SECTION 4.18. Corporate Existence. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (charter and statutory), registrations, licenses and franchises of the Company and such Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license, registration or franchise, or the corporate, partnership or other existence of any such Subsidiary, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole, and the loss thereof is not adverse in any material respect to the Holders; provided. further, however, that if such Subsidiary has more than a de minimis amount of assets, the Board of Directors shall be required to make a determination to the foregoing effect.

            SECTION 4.19. Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay, prior to delinquency, all taxes, assessments and governmental levies, except as the same are being contested in good faith and by appropriate proceedings or where the failure to pay would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

            SECTION 4.20. Conflicting Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument, other than the Senior Indenture, that by its terms expressly (i) prohibits the Company from making any payments on the Securities required by the terms hereof and thereof or (ii) making any Asset Disposition Purchase Offer or Change of Control Offer, pursuant to Section 4.7 or 4.9, respectively.

            SECTION 4.21 Limitation on Layering. The Company shall not and shall not permit any of its Restricted Subsidiaries to incur any Indebtedness if such Indebtedness is expressly subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Securities.

            SECTION 4.22. Deposit of Funds with Trustee Pending Consummation of the Redemption. (a) On the Issue Date, the Company shall deposit with the Trustee as hereinafter provided $196,414,200 (the "Special Redemption Amount") provided, however, that if the Officer's Certificate referred to in clause
(c)(i) below is delivered to the Trustee on or prior to the Issue Date then the Company shall not be obligated to deposit the Special Redemption Amount with the Trustee.

            (b) In order to secure the full and punctual payment and performance of the Company's obligation to redeem the Securities upon a Special Redemption, the Company hereby grants to the Trustee, for the benefit of the holders, a continuing security interest in and to the Special Redemption Amount, whether now owned or existing or hereafter acquired or arising if such amount shall have been deposited with the Trustee. The Trustee shall have no obligation to file any financing statement or otherwise take any action to maintain or perfect any such security interest.

            (c) At all times until the earlier to occur of receipt by the Trustee of (i) an Officers' Certificate stating that: (A) the Company has received the consent of SKC Limited and SKC America, Inc. to the waiver of certain terms of the Amended and Restated Master Supply Agreement dated as of October 8, 1993 as amended by the First Cumulative Amendment, dated May 17, 1996 (the "SKC Agreement") so that the Redemption may be consummated without creating a default or on acceleration under the SKC Agreement and that such consent is attached to the Officers' Certificate as Exhibit A; (B) the Company has received the approval of a majority of the holders of the Senior Secured Debt to the terms of the Securities (including, without limitation, the subordination terms) and such approval is attached to the Officers' Certificate as Exhibit B; and (C) the Redemption is to be consummated on a date specified therein, which shall be on or before the Special Redemption Date, on the terms and conditions described in the Offering Memorandum of the Company dated March 19, 1997 relating to the Securities (the "Offering Memorandum") in all material respects which notice of such Redemption is attached to the Officer's Certificate as Exhibit C or (ii) a request of the Company to deposit funds with the Paying Agent on the redemption date pursuant to a Special Redemption, there shall be maintained with the Trustee an account (the "Collateral Account") designated "Collateral Account" (subject to a security interest in the name of IBJ Schroder Bank & Trust Company "as

Trustee,") which account shall be under the sole dominion and control of the Trustee. On the Issue Date, the Company shall cause the Special Redemption Amount to be deposited in the Collateral Account (subject to the proviso in clause (a) above). Amounts on deposit in the Collateral Account shall be invested and reinvested from time to time in Temporary Cash Investments. Any income received with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Temporary Cash Investments, shall remain, or be deposited, in the Collateral Account. The Trustee shall not be liable or accountable for any losses resulting without gross negligence or willful misconduct on the part of the Trustee from the sale or depreciation in the market value of any investment of amounts on deposit in the Collateral Account. Subject to Article Seven hereof, the Trustee solely in its individual capacity hereby waives any rights it may have in such individual capacity to the Collateral

Account and all funds and investments therein including, without limitation, any such rights arising through any counterclaim, defense, recoupment, charge, lien or right of set-off.

            (d) Upon notice from the Company to the Trustee pursuant to subsection (c)(i) above, the security interests in the Collateral shall terminate as of the date of the Redemption and all funds in the Collateral Account (the "Collateral Funds") shall be released as of the date of the Redemption as follows: (i) $4,000,000 to NatWest Capital Markets Limited; (ii) $192,414,200 to the Company to an account previously designated by it by wire transfer of immediately available funds; and (iii) any remaining Collateral Funds (including income with respect to Collateral Funds) shall be distributed to NatWest Capital Markets Limited and the Company, as set forth in clauses (i) and (ii) above in proportion to the respective amounts distributed to each such Person pursuant to such clauses; provided, that the amount of Collateral Funds distributed pursuant to clause (ii) shall be reduced to the extent that there are insufficient Collateral Funds to make the distributions provided for in clauses (i) and (ii) of this paragraph (d). Upon notice from the Company to the Trustee pursuant to subsection (c)(ii) above, the Trustee shall apply the Collateral Funds to fund the Special Redemption and the Trustee shall pay any remaining amount in the Collateral Account in excess of the amount needed to fund the Special Redemption to NatWest Capital Markets Limited as provided in clause (i) above up to the amount specified therein and shall pay any remaining funds to NatWest Capital Markets Limited and the Company in the proportions set forth in clause (iii) above. Section 314(d) of the TIA shall not apply to the release of Collateral pursuant to this provision if such release occurs prior to the filing of the registration statement under the Securities Act pursuant to the Registration Rights Agreement, after which time this sentence shall be deemed deleted from this Indenture.

                                    ARTICLE 5

                     Merger, Consolidation or Sale of Assets

            The Company shall not, and the Company shall not permit any Restricted Subsidiary to, enter into any transaction or series of transactions to consolidate, amalgamate or merge with or into any other Person (other than the merger of a Wholly Owned Subsidiary (i) with another Wholly Owned Subsidiary or (ii) into the Company), or directly or indirectly through its Subsidiaries sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all its property and assets to any Person or group of affiliated Persons (other than to one or more Wholly Owned Subsidiaries or to the Company) unless (i) if the Company is a party to such transaction and is not the surviving entity (the "Surviving Entity"), the Surviving Entity formed by such consolidation or amalgamation or into which the Company is merged or that acquires, by sale, conveyance, assignment, transfer, lease or other disposition, all or substantially all the properties and assets of the Company as an entirety, shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District or Columbia and shall expressly assume (a) by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company pursuant to the Securities and the Indenture and (b) by written instruments executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under any agreements entered into by the company to effectuate the provisions of Section 4.12 hereof; (ii) the Surviving Entity, if any Restricted Subsidiary is a party to such transaction and is not the Surviving Entity, shall by written instruments executed and delivered to the Trustee, in form satisfactory to the Trustee, expressly assume all the obligations of such Restricted Subsidiary under any agreements entered into by such Restricted Subsidiary to effectuate the terms of Section 4.12 hereof; (iii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company, the Surviving Entity or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Company, such Surviving Entity or such Restricted Subsidiary at the time of such transaction or series of transactions) no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company, the Surviving Entity or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Company, such Surviving Entity or such Restricted Subsidiary at the time of such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, could incur at least $1.00 of additional Indebtedness pursuant to Section 4.3(a)(i);
(v) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company, the Surviving Entity or any Restricted Subsidiary as a result of such transaction or series of transactions as having been incurred by the Company, such Surviving Entity or such Restricted Subsidiary at the time of such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, shall have a Consolidated Tangible Net Worth which is not less than the Consolidated Tangible Net Worth of the Company immediately prior to such transaction or transactions;

and (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating (A) that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) and written instrument (if any) comply with this Indenture and (B) that upon execution and delivery of such supplemental indenture or written instrument the Company or such Surviving Entity shall be bound by the terms of this Indenture as thereby amended and this Indenture as thereby amended shall be enforceable against the Company or such Surviving Entity in accordance with its terms.

            Upon any transaction involving the Company in which the Company is not the Surviving Entity, such Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of, and premium, if any, or interest on, the Securities.

                                    ARTICLE 6

                              Defaults and Remedies

            SECTION 6.1. Events of Default. An "Event of Default" occurs if:

            (1) the Company fails to make any payment of interest on any Security when the same shall become due and payable, and such failure continues for a period of 30 days;

            (2) the Company (i) fails to make the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption or declaration, or otherwise or (ii) fails to redeem or purchase Securities when and to the extent required pursuant to this Indenture or the Securities;

            (3) the Company fails to comply with Article 5;

            (4) the Company fails to comply with Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7. 4.8, 4.9, 4.12, 4.13, 4.14, 4.20 or 4.21 (other than a failure to purchase Securities when required under Section 4.7 or 4.9) and such failure continues for 30 days after the notice specified below, or the Company fails to give the notice specified below;

            (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for a period of 60 days after the notice specified below or the Company fails to give the notice specified below;

            (6) Principal of or interest on any Indebtedness of the Company or any Restricted Subsidiary for borrowed money is not paid when due within any applicable grace period or any Indebtedness of the Company or any Restricted Subsidiary is accelerated by the Holders thereof, in each case, if the total amount so unpaid when due within any applicable grace period or accelerated exceeds $7,500,000 or its Dollar Equivalent at the time;

            (7) one or more judgments or decrees aggregating in excess of $7,500,000 or its Dollar Equivalent at the time is rendered against the Company or any Restricted Subsidiary and is not discharged and either: (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree; or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

            (8) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

            or takes any comparable action under any foreign laws relating to insolvency;

            (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Restricted
            Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Restricted
            Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any
            Restricted Subsidiary;

            or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by reason of the provisions of Article IX of this Indenture or by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (4) or (5) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (7) above, its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(8) or (9) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Trustee (who shall promptly notify the Company), may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(8) or (9) occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal (other than principal due by reason of acceleration) of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended or waived without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or by exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.6. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.7. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.8. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

            SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

            SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.7;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully refrain from doing so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     Trustee

            SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default known to the Trustee:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.2. Rights of Trustee. (a) The Trustee may rely and shall be protected in acting or in refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

            SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 7.6. Reports by Trustee to Holders. If required by TIA
Section 313(a), as promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, sale or otherwise in connection with this Indenture, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts and court costs. The Company shall indemnify the Trustee, its officers, directors, employees and agents, against any and all loss, liability damage, claim or expense (including reasonable attorneys' fees and expenses), including taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company (even though the Securities may be subordinate to such other liability or indebtedness).

            The Company's payment obligations pursuant to this Section and the Lien of the Trustee referred to in the preceding paragraph shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(8) or (9) with respect to the Company, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

            SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

            SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Securities or Person directly controlling, controlled by or under common control with such obligor shall serve as Trustee upon the Securities. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b) (1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b) (1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

            SECTION 8.1. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.9), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.1(c) and 8.6, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.1(c), 8.2 and 8.6, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.2 (to the extent that the failure to comply with Section 4.2 shall not violate the TIA), 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.12,

4.13, 4.14, 4.21 and 4.22, Article 5 and the related operation of Sections 6.1(3), (4) and (5) and the operation with respect to Restricted Subsidiaries of Sections 6.1(6), (7), (8) and (9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(3), (4) or
(5) or an Event of Default with respect to a Restricted Subsidiary specified in Sections 6.1(b), (7), (8) or (9).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b), the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.9, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4, 8.5 and 8.6 shall survive.

            SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.1(8) or (9) with respect to the Company occurs which is continuing at the end of the period;

            (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

            (5) the deposit does not constitute a default under any other agreement binding on the Company;

            (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

            SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 8.4. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be paid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.5. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8.

                                    ARTICLE 9

                                  Subordination

            SECTION 9.1. Securities Subordinated to Senior Indebtedness. The Company, for itself and its successors, and each Holder, by its acceptance of Securities, agrees that, notwithstanding anything to the contrary in Sections
6.1 and 6.2 hereof, the payment of the principal of, interest on or any other amounts due on the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 9, to the prior payment in full of all Senior Indebtedness. Each Holder by its acceptance of the Securities authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and such Holder, the subordination provided in this Article 9.

            The expressions "prior payment in full," "payment in full" and "paid in full" and any other similar term or phrase when used in this Article 9 with respect to Senior Indebtedness shall mean the payment in full of such Senior Indebtedness in cash or provision for such payment in cash or otherwise in a manner satisfactory to the holders of the Senior Indebtedness.

            This Article 9 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions to the extent and in the manner provided herein.

            SECTION 9.2. No Payment on Securities in Certain Circumstances. (a) No direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium (if any) or interest on the Securities, or in respect of any redemption, retirement, defeasance, purchase or other acquisition of any of the Securities, and no Holder of any Security shall be entitled to receive any such payment (any of the foregoing payments or actions being referred to in this Section 9.2 as a "Payment"), on or after the occurrence of any default in the payment of principal or interest then due and payable in respect of any Senior Indebtedness (either at maturity, upon redemption, by acceleration or otherwise), unless and until such default has been waived or cured or all amounts then due and payable for principal of and interest on all Senior Indebtedness shall have been paid in full or provision therefor in cash, in cash equivalents, or in accordance with the terms of such Senior Indebtedness and the agreements, if any, under which such Senior Indebtedness was issued or created, shall have been made.

            (b) The Company may not make any Payment if:

                  (i) a default or event of default under any agreement
            governing Senior Indebtedness (other than a default or event of default relating to payment of principal or interest, either at maturity, upon redemption, by declaration or otherwise) has occurred and is continuing that permits the holders of such Senior Indebtedness to accelerate its maturity (whether or not such acceleration has occurred); and

                  (ii) the Company or the Trustee receives a notice of such
            default or event of default from (i) the holders of a majority of the outstanding principal amount of Indebtedness under the Senior Indentures or (ii) the trustee representing such holders under the Senior Indenture; provided, however, that only one such notice shall be given effect within any period of

            360 consecutive days; provided, further, that no more than one notice may be given with respect to any continuing default or event of default.

Notwithstanding the provisions of this Section 9.2(b), the Company may make Payments on the Securities when:

            (1) all defaults and events of default referred to in such notice are cured or waived; or

            (2) 179 days pass after such notice is given, with respect to such defaults and/or events of default so long as this Article 9 (including, without limitation, Section 9.2(a)) otherwise permits a Payment at that time.

            (c) In the event that notwithstanding the provisions of this Section
9.2 the Company shall make any Payment to the Trustee or any Holder of the Securities on account of the principal of or interest on the Securities after receiving notice (as aforesaid) of the happening of a default or event of default on Senior Indebtedness, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist either due to the passage of time as aforesaid in Section 9.2(b)(ii)(2) or otherwise, such payment (subject to the provisions of Sections 9.6 and 9.7) shall be held by the Trustee or such Holder, in trust for the benefit of, and subject to Sections 9.6 and 9.7, shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness then in default held by them), as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            The Company shall give prompt written notice to the Trustee of any default in the payment of principal of or interest on any Senior Indebtedness or a default which results in the acceleration of such Senior Indebtedness under the Credit Agreement or under any agreement pursuant to which Senior Indebtedness has been issued.

            SECTION 9.3. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution or payment of assets or securities of the Company upon any dissolution, winding up, liquidation or reorganization of the Company of any kind or character (whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

            (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full (or to have such payment duly provided for) of the principal thereof and interest due thereon and other amounts due in connection therewith before the Holders are entitled to receive any payment or distribution of any assets (other than Capital Stock of the Company) on account of the principal of or interest on the Securities;

            (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 9, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness, (pro rata as to each such holder or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each), to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid except that Holders of the Securities shall be entitled to receive securities that are subordinated to Senior Indebtedness to at least the same degree as the Securities; and

            (c) in the event that notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on the Securities before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Sections 9.6 and 9.7) shall be received and held in trust for and shall be paid forthwith over and delivered to the holders of the Senior Indebtedness remaining unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision thereof or to or for the holders of such Senior Indebtedness, except that Holders of the Securities shall be entitled to receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

            The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or any assignment for the benefit of the Company's creditors.

            SECTION 9.4. Securityholders To Be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness pursuant to this Article 9, the Holders of Securities shall be subrogated equally and ratably to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article 9 which otherwise would have been made to the Holders shall, as among the Company, its creditors other than holders of the Senior Indebtedness and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 9 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

            SECTION 9.5. Obligations of the Company Unconditional. Nothing contained in this Article 9 or elsewhere in this Indenture or in any Security is intended to or shall impair, as among the Company, its creditors other than holders of the Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal amount of and other interest (including, to the extent lawful, any interest on overdue installments of interest) on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holders from exercising, all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 9 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article 9, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, reorganization or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9.

            SECTION 9.6. Trustee and Paying Agent Entitled To Assume Payments Not Prohibited in Absence of Notice. The Trustee and Paying Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or the Paying Agent or the taking of any other action under this Article 9 by the Trustee unless and until the Trustee or the Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from the trustee under the Senior Indenture and, prior to the receipt of any such written notice, the Trustee and Paying Agent, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such facts exist.

            SECTION 9.7. Application by Trustee of Monies Deposited With It. Subject to Article 8, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Sections 9.1, 9.2, 9.3 and 9.4, except that, prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or the other interest on any Security), the Trustee shall not have received with respect to such monies the notice provided for in Section 9.6, then the Trustee or the Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received. This Section shall be construed solely for the benefit of the Trustee and Paying Agent and nothing herein shall be construed to relieve any Holders from the duties imposed upon them under Section 9.3(c) with respect to monies received in violation of the provisions of this Article 9. The foregoing shall not apply if the Company acts as its own Paying Agent.

            SECTION 9.8. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the Holders. No provision in any supplemental indenture which modifies this Article 9 or otherwise affects the superior position of the holders of the Senior Indebtedness shall be effective against the holders of the Senior Indebtedness who have not consented thereto.

            SECTION 9.9. Securityholders Authorize Trustee To Effectuate Subordination of Securities. Each Holder by its acceptance of Securities authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 9 and to protect the rights of the Holders pursuant to this Indenture and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its Securities in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the Holders. In the event of any such proceeding, until the Senior Indebtedness is paid in full in accordance with Section 9.3 (or adequate provision made for such payment), without the consent of the holders of a majority in aggregate principal amount outstanding of Senior Indebtedness, no Holder shall waive, settle or compromise any such claim or claims relating to the Securities that such Holder now or hereafter may have against the Company.

            SECTION 9.10. Right of Trustee and Paying Agent To Hold Senior Indebtedness. The Trustee and the Paying Agent, in their individual capacities, shall be entitled to all of the rights set forth in this Article 9 in respect of any Senior Indebtedness at any time held by either of them to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or the Paying Agent of any of its rights as such holder.

            SECTION 9.11. Article 9 Not To Prevent Events of Default. The failure to make a payment on account of principal of or other interest (including any interest on overdue installments of interest and defaulted interest) on the Securities by reason of any provision of this Article 9 shall not be construed as preventing the occurrence of an Event of Default under
Section 6.1. Nothing contained in this Article 9 shall limited the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Section 6.2 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 9 of the holders, from time to time, of Senior Indebtedness.

            SECTION 9.12. No Fiduciary Duty Created to Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article 9, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over to deliver to the Holders or the Company or any other person, money or assets in compliance with the terms of this Indenture.

                                   ARTICLE 10

                             Amendments and Waivers

            SECTION 10.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 5;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add Guarantees with respect to the Securities or to secure the Securities;

            (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

            (7) to provide for the acceptance of appointment hereunder by a successor Trustee;

            (8) to make any change that does not adversely affect the rights of any Securityholder; or

            (9) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities, as a single issue of securities.

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 10.1.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 10.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. In addition, the Holders of at least a majority in principal amount of the Securities by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver may not:

            (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment or waiver;

            (2) reduce the rate of or extend the time for payment of interest on any Security;

            (3) reduce the principal of or extend the Stated Maturity of any Security;

            (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

            (5) make any Security payable in money other than that stated in the Security;

            (6) impair the right of any Securityholder to institute suit for enforcement of any payment on or with respect to any Security; or

            (7) make any change in Section 6.4 or 6.7 or the second sentence of this Section which adversely affects the rights of any Securityholder.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or waiver. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section.

            SECTION 10.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 10.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 10.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee at the written direction of the Company shall place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 10.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that (i) such amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such amendment have been satisfied; and (ii) the Indenture together with such amendment complies with the TIA.

            SECTION 10.7. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 11

                                  Miscellaneous

            SECTION 11.1. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

            SECTION 11.2. Notices. Any notice or communication shall be in writing and delivered in person, by telecopier or mailed by first-class mail addressed as follows:

      if to the Company:

            Anacomp, Inc.
            11550 North Meridian Street
            Carmel, IN  46032
            Telecopy No.:  (317) 843-2014
            Attention of Chief Financial Officer

      if to the Trustee:

            IBJ Schroder Bank & Trust Company
            One State Street, 11th Floor
            New York, N.Y.  10004
            Telecopy No.:  (212) 425-0542
            Attention of Corporate Trust Administration

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 11.3. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 11.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 11.7. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 11.8. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HERETO SUBMIT TO THE JURISDICTION OF COURTS LOCATED IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

            SECTION 11.9. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee, respectively, under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 11.12. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

            SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            SECTION 11.14. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                               ANACOMP, INC.


                                               By:  /s/ K. Gordon Fife
                                                  -----------------------------
                                                  Name:  K. Gordon Fife
                                                  Title: Vice President-Tax



                                               IBJ SCHRODER BANK & TRUST
                                                  COMPANY, as Trustee


                                               By:  /s/ Barbara McCluskey
                                                  -----------------------------
                                                  Name:  Barbara McCluskey
                                                  Title: Vice President

                                                                       EXHIBIT A


      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE SECURITYHOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
      (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE

                                                                       EXHIBIT A
                                                                          Page 2


      SECURITYHOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE, TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT A
                                                                          Page 3


      THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. HOLDERS OF THIS NOTE MAY CALL THE TREASURER OF ANACOMP, INC. AT
      (317) 844-9666 FOR THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.

                                                                       EXHIBIT A
                                                                          Page 4


                           [FORM OF FACE OF SECURITY]


                                                         $______________________
                                                        CUSIP NO. [____________]


               10 7/8% Senior Subordinated Note due 2004, Series A


Global Note No._________

            ANACOMP, INC., an Indiana corporation, promises to pay to _______, or registered assigns, the principal sum of ____________ Dollars on April 1, 2004.

            Interest Payment Dates: April 1 and October 1

            Record Dates: March 1 and September 1

            Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                    ANACOMP, INC.



[Seal]                              By:_________________________________
                                                       Vice President-Tax


                                       _________________________________
                                       Assistant Treasurer

                            TRUSTEE'S CERTIFICATE OF
                                 AUTHENTICATION


            IBJ SCHRODER BANK & TRUST COMPANY, as Trustee, certifies that this is one of the Securities referred to in the Indenture.


                                             By_________________________________
                                                      Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                    10 7/8% Senior Subordinated Note due 2004

1.    Interest

            ANACOMP, INC., an Indiana corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 (each an "Interest Payment Date") of each year, commencing October 1, 1997. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.    Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided in the next paragraph, the Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money mailed to a Holder's registered address. The Company shall pay to the Holder of this Security an amount in cash equal to 100% of the interest payment due on such Interest Payment Date.

3.    Paying Agent and Registrar

            Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

            The Company issued the Securities under an Indenture dated as of March 24, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are obligations of the Company limited to $200,000,000 aggregate principal amount (subject to Section 2.9 of the Indenture). The Indenture imposes certain limitations on the Company and the Restricted Subsidiaries, including, subject to certain exceptions, limitations on the Incurrence of Indebtedness, the payment of dividends on, and redemption of, the Capital Stock of the Company and certain of its Subsidiaries, the redemption of certain Subordinated Obligations of the Company and certain of its Subsidiaries, the sale by the Company and certain of its Subsidiaries of assets and certain Subsidiary stock, transactions with Affiliates, Sale/Leaseback Transactions by the Company and certain of its Subsidiaries and consolidations and mergers and transfer of all or substantially all the Company's and certain of its Subsidiaries' assets. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from such Subsidiaries.

5.    Optional Redemption

            Except as set forth below, the Securities will not be redeemable at the option of the Company prior to April 1, 2000. On and after such date, the Securities will be redeemable at the option of the Company, in whole or in part at any time and from time to time, at the redemption prices set forth below (expressed as percentage of the principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of the Holders of record on the relevant date to receive interest due on the related interest payment date):

            Year                                             Percentage
            ----                                             ----------

            2000.......................................      108.156%
            2001.......................................      105.438%
            2002.......................................      102.719%
            2003 and thereafter........................        100.0%

            At any time, or from time to time, on or prior to April 1, 2000 the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined) to redeem up to 35% of the aggregate principal amount of Securities originally issued at a redemption price equal to 110.875% of the principal amount thereof, plus, in each case, accrued and unpaid interest to the date of redemption, provided that at least $130,000,000 of the aggregate principal amount of Securities originally issued remains outstanding after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

            As used in the preceding paragraph, "Public Equity Offering" means a public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

6.    Notice of Redemption

            Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in Authorized Denominations. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.    Special Redemption

            On the Special Redemption Date, the Securities will be subject to mandatory redemption at a redemption price equal to 101% of the principal amount of the Notes, plus accrued interest to the date of redemption, if the Redemption has not been consummated on or prior to the Special Redemption Date.

8.    Put Provisions

            Upon the occurrence of a Change of Control, any Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the indenture.

            Under certain circumstances, any Holder of Securities will have the right to require the Company to repurchase all or part of the Securities of such Holder at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) from certain Net Cash Proceeds of Asset Dispositions as provided in, and subject to the terms of the Indenture.

9.    Subordination

            The Company's payment of the principal of and interest on the Securities is subordinated and subject to the prior payment in full of the Company's Senior Indebtedness as more fully set forth in the Indenture. Each Holder of Securities by his acceptance hereof covenants and agrees that all payments of the principal and interest on the Securities by the Company shall be subordinated in accordance with Article 9 of the Indenture and each holder accepts and agrees to be bound by such provisions.

10.   Registration Rights

      Pursuant to the Registration Rights Agreement, and subject to certain terms and conditions stated therein, the Company will be obligated to consummate an exchange offer pursuant to which the Holders of the Initial Securities shall have the right to exchange this Security for Exchange Securities, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respect to the Initial Securities.

11.   Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in Authorized Denominations. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

12.   Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

13.   Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.   Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

15.   Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add Guarantees with respect to the Securities, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to make any change that does not adversely affect the rights of any Securityholder.

16.   Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon acceleration, redemption or otherwise, or failure by the Company to redeem or Purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $7,500,000 at the time; (v) certain events of bankruptcy or insolvency with respect to the Company and any Restricted Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $7,500,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

17.   Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.   No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.   Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.   Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), COST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

21.   CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.   GOVERNING LAW

            THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            Anacomp, Inc.
            11550 North Meridian Street
            Carmel, IN  46032
            Attention of Corporate Communications

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:


I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)


      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint _________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:__________________ Your Signature:_________________________________________
                                       (Sign exactly as your name appears on the
                                        other side of the Security)

________________________________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Security purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, check the box:


      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, state the amount:
$_________________

Date:__________________ Your Signature:_________________________________________
                                       (Sign exactly as your name appears on the
                                        other side of the Security)

Signature Guarantee:_________________________________________
                   (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the
                   Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.)

                                                                       EXHIBIT B

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

      THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. HOLDERS OF THIS NOTE MAY CALL THE TREASURER OF ANACOMP, INC. AT
      (317) 844-9666 FOR THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.

                                                                       EXHIBIT B
                                                                          Page 2


                           [FORM OF FACE OF SECURITY]

                                                        $_______________________
                                                        CUSIP NO. [____________]


          10 7/8% Senior Subordinated Note due 2004, Series B

Global Note No._________

            ANACOMP, INC., an Indiana corporation, promises to pay to _______, or registered assigns, the principal sum of ____________ Dollars on April 1, 2004.

            Interest Payment Dates: April 1 and October 1

            Record Dates: March 1 and September 1

            Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                    ANACOMP, INC.



[Seal]                              By:_________________________________
                                       President


                                       _________________________________
                                       Secretary

                       TRUSTEE'S CERTIFICATE OF
                            AUTHENTICATION


            IBJ SCHRODER BANK & TRUST COMPANY, as Trustee, certifies that this is one of the Securities referred to in the Indenture.


                                             By_________________________________
                                                      Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

               10 7/8% Senior Subordinated Note due 2004, Series A

1.    Interest

            ANACOMP, INC., an Indiana corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 (each an "Interest Payment Date") of each year, commencing October 1, 1997. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from the date of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.    Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided in the next paragraph, the Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money mailed to a Holder's registered address. The Company shall pay to the Holder of this Security an amount in cash equal to 100% of the interest payment due on such Interest Payment Date.

3.    Paying Agent and Registrar

            Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

            The Company issued the Securities under an Indenture dated as of March 24, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are obligations of the Company limited to $200,000,000 aggregate principal amount (subject to Section 2.9 of the Indenture). The Indenture imposes certain limitations on the Company and the Restricted Subsidiaries, including, subject to certain exceptions, limitations on the Incurrence of Indebtedness, the payment of dividends on, and redemption of, the Capital Stock of the Company and certain of its Subsidiaries, the redemption of certain Subordinated Obligations of the Company and certain of its Subsidiaries, the sale by the Company and certain of its Subsidiaries of assets and certain Subsidiary stock, transactions with Affiliates, Sale/Leaseback Transactions by the Company and certain of its Subsidiaries and consolidations and mergers and transfer of all or substantially all the Company's and certain of its Subsidiaries' assets. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from such Subsidiaries.

5.    Optional Redemption

            Except as set forth below, the Securities will not be redeemable at the option of the Company prior to April 1, 2000. On and after such date, the Securities will be redeemable at the option of the Company, in whole or in part at any time and from time to time, at the redemption prices set forth below (expressed as percentage of the principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of the Holders of record on the relevant date to receive interest due on the related interest payment date):

            Year                                             Percentage
            ----                                             ----------

            2000.......................................      108.156%
            2001.......................................      105.438%
            2002.......................................      102.719%
            2003 and thereafter........................      100.000%

            At any time, or from time to time, on or prior to April 1, 2000 the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined) to redeem up to 35% of the aggregate principal amount of Securities originally issued at a redemption price equal to 110.875% of the principal amount thereof, plus, in each case, accrued and unpaid interest to the date of redemption, provided that at least $130,000,000 of the aggregate principal amount of Securities originally issued remains outstanding after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

            As used in the preceding paragraph, "Public Equity Offering" means a public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

6.    Notice of Redemption

            Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in Authorized Denominations. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.    Put Provisions

            Upon the occurrence of a Change of Control, any Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the indenture.

            Under certain circumstances, any Holder of Securities will have the right to require the Company to repurchase all or part of the Securities of such Holder at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) from certain Net Cash Proceeds of Asset Dispositions as provided in, and subject to the terms of the Indenture.

8.    Subordination

            The Company's payment of the principal of and interest on the Securities is subordinated and subject to the prior payment in full of the Company's Senior Indebtedness as more fully set forth in the Indenture. Each Holder of Securities by his acceptance hereof covenants and agrees that all payments of the principal and interest on the Securities by the Company shall be subordinated in accordance with Article 9 of the Indenture and each holder accepts and agrees to be bound by such provisions.

9.    Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in Authorized Denominations. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.   Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

11.   Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.   Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.   Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add Guarantees with respect to the Securities, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, to comply with any request of the SEC in connection with qualifying the Indenture under the Act or to make any change that does not adversely affect the rights of any Securityholder.

14.   Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon acceleration, redemption or otherwise, or failure by the Company to redeem or Purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $7,500,000 at the time; (v) certain events of bankruptcy or insolvency with respect to the Company and any Restricted Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $7,500,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.   Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.   No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.   Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.   Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), COST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

19.   CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.   GOVERNING LAW

            THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            Anacomp, Inc.
            11550 North Meridian Street
            Carmel, IN  46032
            Attention of Corporate Communications

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)


      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint _________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:__________________ Your Signature:_________________________________________
                                       (Sign exactly as your name appears on the
                                        other side of the Security)

________________________________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Security purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, check the box:



      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, state the amount:
$_________________

Date:__________________ Your Signature:_________________________________________
                                       (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:_________________________________________
                   (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.)

               Schedule I to 10 7/8% Senior Subordinated Indenture


                         Indebtedness To Be Outstanding
                        Immediately After the Issue Date

              Schedule II to 10 7/8% Senior Subordinated Indenture


            Liens To be Outstanding Immediately After the Issue Date

              Schedule III to 10 7/8% Senior Subordinated indenture


                          U.S. Restricted Subsidiaries

                         Xidex International Corporation
                    Dysan International Sales Corporation II

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors


IBJ Schroder Bank & Trust Company, as Trustee
One State Street, 11th Floor
New York, N.Y.  10004
Attention: Corporate Trust Administration


      Re:   Anacomp, Inc.
            10 7/8% Senior Subordinated Notes due 2004

Ladies and Gentlemen:

            In connection with our proposed purchase of 10 7/8% Senior Subordinated Notes due 2004 (the "Securities") of Anacomp, Inc. (the "Company"), we confirm that:

            1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated March 19, 1997 relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i) -
(iii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum including the restrictions on duplication and circulation of the Offering Memorandum.

            2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise

                                                                       EXHIBIT C
                                                                          Page 2


transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

            4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

            5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

            6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any

                                                                       EXHIBIT C
                                                                          Page 3


administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,



                                    By:___________________________
                                       Name:

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                  _______________, ____

IBJ Schroder Bank & Trust Company, as Trustee
One State Street, 11th Floor
New York, N.Y.  10004
Attention: Corporate Trust Administration


      Re:   Anacomp, Inc.
            (the "Company") 10 7/8% Senior Subordinated
            Notes due 2004 (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $[________] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a Person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                                                                       EXHIBIT D
                                                                          Page 2


            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]


                                    By:___________________________
                                       Authorized Signature